                                                                  Execution Copy

                                                                     Exhibit 2.1




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                        WRIGHT MEDICAL TECHNOLOGY, INC.,

                     WARBURG, PINCUS EQUITY PARTNERS, L.P.,

                        WRIGHT ACQUISITION HOLDINGS, INC.

                                       and

                         WRIGHT ACQUISITION CORP., INC.





                         ------------------------------

                              AMENDED AND RESTATED
                          AGREEMENT AND PLAN OF MERGER
                         ------------------------------







                         ===============================

                          Dated as of December 7, 1999

                         ===============================
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==============================================================================


                                TABLE OF CONTENTS

                                                                            PAGE


ARTICLE I.  THE MERGER.......................................................2
      SECTION 1.1.  The Merger...............................................2
      SECTION 1.2.  Effective Time...........................................2
      SECTION 1.3.  Effect of the Merger.....................................3
      SECTION 1.4.  Subsequent Actions.......................................3
      SECTION 1.5.  Certificate of Incorporation; By-Laws; Directors
                        and Officers.........................................3
      SECTION 1.6.  Conversion of Securities.................................4
      SECTION 1.7.  Dissenting Shares........................................7
      SECTION 1.8.  Surrender of  Shares; Stock Transfer Books;
                        Fractional Shares....................................8
      SECTION 1.9.  Stock Option Plans; Warrants.............................9

ARTICLE II.  REPRESENTATIONS AND WARRANTIES OF PARENT, HOLDINGS AND
                 PURCHASER..................................................10
      SECTION 2.1.  Corporate Organization; No Prior Activities.............10
      SECTION 2.2.  Authority Relative to This Agreement....................11
      SECTION 2.3.  No Conflict; Required Filings and Consents..............11
      SECTION 2.4.  Brokers.................................................12
      SECTION 2.5.  Capitalization..........................................12

ARTICLE III.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.................13
      SECTION 3.1.  Organization and Qualification; Subsidiaries............13
      SECTION 3.2.  Capitalization..........................................14
      SECTION 3.3.  Authority Relative to This Agreement and Other
                        Transaction Documents; Stockholder Approval.........16
      SECTION 3.4.  No Conflict; Required Filings and Consents..............16
      SECTION 3.5.  SEC Filings; Financial Statements.......................17
      SECTION 3.6.  Absence of Certain Changes or Events....................19
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      SECTION 3.7.  Litigation..............................................21
      SECTION 3.8.  Employee Benefit Plans..................................21
      SECTION 3.9.  Properties..............................................24
      SECTION 3.10. Intellectual Property...................................28
      SECTION 3.11. Insurance...............................................30
      SECTION 3.12. Environmental...........................................31
      SECTION 3.13. Material Contracts......................................32
      SECTION 3.14. Conduct of Business.....................................34
      SECTION 3.15. Taxes...................................................36
      SECTION 3.16. Labor Relations.........................................40
      SECTION 3.17. Transactions with Affiliates............................41
      SECTION 3.18. Brokers.................................................41
      SECTION 3.19. Business Combination/Fair Price Statute.................41
      SECTION 3.20. Y2K Compliance..........................................42
      SECTION 3.21. Opinion of the Financial Advisor........................42
      SECTION 3.22. Books and Records.......................................42
      SECTION 3.23. Status of Assets........................................43

ARTICLE IV.  CONDUCT OF BUSINESS PENDING THE MERGER.........................43
      SECTION 4.1.  Conduct of Business by the Company Pending the
                        Closing.............................................43
      SECTION 4.2.  No Solicitation.........................................46

ARTICLE V.  ADDITIONAL AGREEMENTS...........................................47
      SECTION 5.1.  Compliance with Law.....................................47
      SECTION 5.2.  Notification of Certain Matters.........................47
      SECTION 5.3.  Access to Information...................................47
      SECTION 5.4.  Public Announcements....................................48
      SECTION 5.5.  Reasonable Best Efforts; Cooperation....................49
      SECTION 5.6.  Agreement to Defend and Indemnify.......................50
      SECTION 5.7.  State Takeover Laws.....................................50
      SECTION 5.8.  Certain Employee Matters................................50
      SECTION 5.9.  Title Commitments.......................................50
      SECTION 5.10. Non-Imputation Endorsements and Estoppel
                        Certificates........................................51
      SECTION 5.11. Indemnification of Officers and Directors...............51
      SECTION 5.12. Additional Covenant of Parent, Holdings and
                        Purchaser...........................................53
      SECTION 5.13. Management Options......................................53
      SECTION 5.14. Issuance to Parent and Co-Investors.....................54

ARTICLE VI.  CONDITIONS OF MERGER...........................................55

                                       ii
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      SECTION 6.1.  Conditions to Each Party's Obligations to Effect
                        the Merger..........................................55
      SECTION 6.2.  Conditions to Obligations of Parent and Purchaser.......55
      SECTION 6.3.  Conditions to Obligations of the Company................58

ARTICLE VII.  TERMINATION, AMENDMENT AND WAIVER.............................59
      SECTION 7.1.  Termination.............................................59
      SECTION 7.2.  Effect of Termination...................................60

ARTICLE VIII.  GENERAL PROVISIONS...........................................60
      SECTION 8.1. Survival of Representations, Warranties and
                        Agreements..........................................60
      SECTION 8.2.  Notices.................................................61
      SECTION 8.3.  Expenses................................................62
      SECTION 8.4.  Certain Definitions.....................................62
      SECTION 8.5.  Headings................................................62
      SECTION 8.6.  Severability............................................62
      SECTION 8.7.  Entire Agreement; No Third-Party Beneficiaries..........63
      SECTION 8.8.  Assignment..............................................63
      SECTION 8.9.  Governing Law...........................................63
      SECTION 8.10. Amendment...............................................63
      SECTION 8.11. Waiver..................................................63
      SECTION 8.12. Counterparts............................................64


EXHIBITS

Exhibit A-1 -     Certificate of Incorporation of Purchaser

Exhibit A-2 -     Form of Amended and Restated Certificate of Incorporation
                  of Holdings

Exhibit A-3 -     Certificate of Incorporation of Holdings

Exhibit B-1 -     Form of By-laws of Purchaser

Exhibit B-2 -     Form of By-laws of Holdings

Exhibit C-1       Form of Subordinated Note

Exhibit C-2       Form of New Warrant

                                      iii
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Exhibit D -       Form of Lessor Estoppel Certificate

Exhibit E -       Form of Series A Option

Exhibit F -       Form of Opinion of Weil, Gotshal & Manges

Exhibit G -       Form of Registration Rights Agreement

Exhibit H -       Form of Stockholders Agreement

Exhibit I -       Form of Release

Exhibit J -       Form of Escrow Agreement

Exhibit K -       Form of Opinion of Willkie Farr & Gallagher


                                       iv
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                              AMENDED AND RESTATED
                          AGREEMENT AND PLAN OF MERGER

            AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER, dated as of December 7, 1999 (the "Agreement"), among Wright Medical Technology, Inc., a Delaware corporation (the "Company"), Warburg, Pincus Equity Partners, L.P., a Delaware limited partnership ("Parent"), Wright Acquisition Holdings, Inc., a Delaware corporation ("Holdings"), and Wright Acquisition Corp., Inc., a Delaware corporation and a direct wholly owned subsidiary of Holdings ("Purchaser").

                             W I T N E S S E T H:
                             - - - - - - - - - -

            WHEREAS, the Company, Parent and Purchaser entered into an Agreement and Plan of Merger, dated as of September 9, 1999, as amended on October 15, 1999, as amended on November 19, 1999; and

            WHEREAS, the parties hereto and thereto desire to amend and restate the Agreement; and

            WHEREAS, the Board of Directors of the Company (the "Board of Directors") has determined that it is in the best interests of its stockholders for Holdings to acquire the Company upon the terms and subject to the conditions set forth herein; and

            WHEREAS, in furtherance of such acquisition, the Board of Directors has approved the merger (the "Merger") of Purchaser with and into the Company in accordance with the Delaware General Corporation Law ("Delaware Law") and upon the terms and subject to the conditions set forth herein; and

            WHEREAS, the Board of Directors has approved this Agreement, the Registration Rights Agreement among Parent, Holdings and certain stockholders of the Company (the "Registration Rights Agreement") and the Stockholders Agreement among Parent, Holdings and certain stockholders of the Company (the "Stockholders Agreement") and has determined that the consideration to be paid for (i) each share of Class A common stock, par value $.001 per share, of the Company ("Company Common Stock"), (ii) each share of Series A Preferred Stock, par value $.01 per share, of the Company ("Series A Preferred"), (iii) each share of Series B Preferred Stock, par value $.01 per share, of the Company ("Series B Preferred") and (iv) each share of Series C Preferred Stock, par value $.01 per share, of the Company

("Series C Preferred" and, together with the Series A Preferred and Series B Preferred, the "Preferred Stock"; the Preferred Stock and the Company Common Stock are collectively referred to as the "Shares") in the Merger is fair to the holders of such Shares and recommended that the holders of such Shares approve the Merger, this Agreement and the transactions contemplated hereby; and

            WHEREAS, each of Kidd Kamm Equity Partners, L.P. ("Kidd Kamm"), California Public Employees' Retirement System ("CalPERS"), Princes Gate Investors, L.P. ("PGILP"), PGI Investments Limited ("PGI Ltd."), PGI Sweden AB ("PGI Sweden") and Marinbeach United S.A. ("Marinbeach" and, together with PGILP, PGI Ltd. and PGI Sweden, "Princes Gate") representing a majority of each class of Preferred Stock of the Company and a majority of the outstanding shares of Company Common Stock, has approved the Merger, this Agreement and the transactions contemplated hereby.

            NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                   Article I.

                                   THE MERGER

            SECTION 1.1. THE MERGER. At the Effective Time (as defined in
Section 1.2) and subject to and upon the terms and conditions of this Agreement and Delaware Law, Purchaser shall be merged with and into the Company, the separate corporate existence of Purchaser shall cease, and the Company shall continue as the surviving corporation. The Company as the surviving corporation after the Merger hereinafter sometimes is referred to as the "Surviving Corporation."

            SECTION 1.2. EFFECTIVE TIME. Subject to the provisions of ARTICLE VI, the closing of the Merger (the "Closing") shall take place in New York City at the offices of Willkie Farr & Gallagher, 787 Seventh Avenue, New York, NY 10019, as soon as practicable but in no event later than 10:00 A.M., New York City time, on the second business day after the date on which each of the conditions set forth in Article VI (other than conditions that are satisfied by the delivery of documents or the payment of money at the Closing) have been satisfied or waived by the party or parties entitled to the benefit of such conditions,

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or at such other place, time or date as Parent and the Company may mutually agree. The date on which the Closing actually occurs is hereinafter referred to as the "Closing Date." At the Closing, the parties hereto shall cause the Merger to be consummated by filing a Certificate of Merger with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with the relevant provisions of, Delaware Law (the time of such filing being the "Effective Time").

            SECTION 1.3. EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Purchaser shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Purchaser shall become the debts, liabilities and duties of the Surviving Corporation.

            SECTION 1.4. SUBSEQUENT ACTIONS. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of the Company or Purchaser acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of either the Company or Purchaser, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of such corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

            SECTION 1.5. CERTIFICATE OF INCORPORATION; BY-LAWS; DIRECTORS AND OFFICERS.

                  (a) At the Effective Time, the Certificate of Incorporation of Purchaser, substantially in the form of Exhibit A-1 hereto, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law

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and such Certificate of Incorporation; PROVIDED, HOWEVER, that Article One of the Certificate of Incorporation of the Surviving Corporation shall be amended to read as follows: "FIRST: The name of the corporation is Wright Medical Technology, Inc."

                  (b) The By-Laws of Purchaser, as in effect immediately before the Effective Time and in substantially the form of Exhibit B-1 hereto, shall be the By-Laws of the Surviving Corporation until thereafter amended as provided by law, the Certificate of Incorporation of the Surviving Corporation and such By-Laws.

                  (c) The board of directors of the Surviving Corporation at the Effective Time will be constituted as provided in Section 6.2(i) of this Agreement, and the officers of the Company immediately before the Effective Time will be the initial officers of the Surviving Corporation, in each case until their successors are elected or appointed and qualified. If, at the Effective Time, a vacancy shall exist on the Board of Directors or in any office of the Surviving Corporation, such vacancy may thereafter be filled in the manner provided by law.

            SECTION 1.6. CONVERSION OF SECURITIES. At the Effective Time, by virtue of the Merger and without any action on the part of Purchaser, the Company or the holder of any Shares, the following actions shall occur:

                  (a) As further set forth on Schedule 1.6, each share of Company Common Stock issued and outstanding immediately before the Effective Time (other than any Shares to be canceled pursuant to Section 1.6(d) and any Dissenting Shares (as defined in Section 1.7(a)) shall be canceled and extinguished and be converted into the right to receive an amount in cash equal to $0.0333 per share (the "Per Share Amount"), payable to the holder thereof, without interest, upon surrender of the certificate representing such Share in accordance with Section 1.8 hereof. Each holder of a certificate representing any such Shares shall cease to have any rights with respect thereto, except the right to receive the Per Share Amount, without interest, upon the surrender of such certificate in accordance with Section 1.8 hereof. Notwithstanding the foregoing, if between the date of this Agreement and the Effective Time the outstanding shares of the Company Common Stock shall have been changed into a different number of shares or a different class, by reason of any dividend, subdivision, reclassification, split, combination or exchange of shares or otherwise, the Per Share Amount shall be correspondingly adjusted on a per share basis to reflect such dividend, subdivision, reclassification, split, combination or exchange of shares.

                  (b) As further set forth on Schedule 1.6, each share of Series A Preferred issued and outstanding immediately before the Effective Time (other than any Shares to be canceled pursuant to Section 1.6(d) and any Dissenting Shares (as defined in Section 1.7(a)) shall be canceled and extinguished and be converted into the right to receive an amount in cash equal to $0.333 per share (the "Series A Per Share Amount"), payable to the holder thereof, without interest, upon surrender of the certificate representing such Share in accordance with Section 1.8 hereof. Each holder of a certificate representing any such Shares shall cease to have any rights with respect thereto, except the right to receive the Series A Per Share Amount, without interest, upon the surrender of such certificate in accordance with Section 1.8 hereof. Notwithstanding the foregoing, if between the date of this Agreement and the Effective Time the outstanding shares of the Series A Preferred shall have been changed into a different number of shares or a different class, by reason of any dividend, subdivision, reclassification, split, combination or exchange of shares or otherwise, the Series A Per Share Amount shall be correspondingly adjusted on a per share basis to reflect such dividend, subdivision, reclassification, split, combination or exchange of shares.

                  (c) As further set forth on Schedule 1.6, all issued and outstanding shares of Series B Preferred and Series C Preferred issued and outstanding immediately before the Effective Time (other than any Shares to be canceled pursuant to Section 1.6(d) and any Dissenting Shares (as defined in Section 1.7(a)) shall, subject to Section 1.8(d), be canceled and extinguished and be converted into the right to receive in the aggregate:

                  (i) 1,840,000 shares of Series A Voting Convertible Preferred Stock, par value $.01 per share, of Holdings ("New Series A Preferred");

                  (ii) 167 shares of common stock, par value $.01 per share, of Holdings ("New Company Common Stock" and, together with the New Series A Preferred issued pursuant to subsection (i) above, the "Stock Consideration");

                  (iii) solely in the case of the Series B Preferred, $9.08375 per share (the "Series B Per Share Amount");

                  (iv) solely in the case of the Series C Preferred, $3.8085714 per share (the "Series C Per Share Amount");

                  (v) $3,666,667 aggregate principal amount of subordinated notes (the "Subordinated Notes") of Holdings, with such terms and conditions as set forth in the form of Subordinated Note attached hereto as Exhibit C-1; and

                  (vi) warrants to purchase up to 460,000 shares of New Company Common Stock (the "New Warrants" and, collectively with the Stock Consideration, the Series B Per Share Amount, the Series C Per Share Amount and the Subordinated Notes, the "Series B and C Consideration") of Holdings, with such terms and conditions as set forth in the form of Warrant attached hereto as Exhibit C-2;

in each case payable to the holder thereof, without interest and upon surrender of the certificate representing such Share in accordance with Section 1.8 hereof and subject to Section 1.8(d), as follows:

            (i) each share of Series B Preferred shall be canceled and extinguished and converted into the right to receive: (A) 1.9435 shares of New Series A Preferred; (B) 0.000176 shares of New Company Common Stock;
      (C) $2,850,467 aggregate principal amount of Subordinated Notes (in the aggregate, among all Series B Preferred outstanding on the date of this Agreement); (D) a New Warrant to purchase 0.485875 shares of New Company Common Stock and (E) the Series B Per Share Amount; and

            (ii) each share of Series C Preferred shall be canceled and extinguished and converted into the right to receive: (A) 0.814857 shares of New Series A Preferred; (B) 0.0000743 shares of New Company Common Stock; (C) $522,867 aggregate principal amount of Subordinated Notes (in the aggregate, among all Series C Preferred outstanding on the date of this Agreement); (D) a New Warrant to purchase 0.2037143 shares of New Company Common Stock and (E) the Series C Per Share Amount.

                  Each holder of a certificate representing any Series B Preferred or Series C Preferred shall cease to have any rights with respect thereto, except the right to receive the Series B and C Consideration as provided in this Section 1.6(c), upon the surrender of such certificate in accordance with Section 1.8 hereof. Notwithstanding the foregoing, if between the date of this Agreement and the Effective Time the outstanding shares of the Series B Preferred or the Series C Preferred shall have been changed into a different number of shares or a different class, by reason of any dividend, subdivision, reclassification, split, combination or exchange of shares or otherwise, the Series B and C Consideration shall be correspondingly adjusted on a per share basis to reflect such dividend, subdivision, reclassification, split, combination or exchange of shares.

                  (d) Each share of Company Common Stock, Series A Preferred, Series B Preferred and Series C Preferred held in the treasury of the Company and each Share owned by Parent or any direct or indirect wholly owned subsidiary of Parent or of the Company immediately before the Effective Time shall be canceled and extinguished and no payment or other consideration shall be made with respect thereto.

                  (e) Each share of (i) common stock, $.0l par value, of Purchaser issued and outstanding immediately before the Effective Time shall thereafter represent one validly issued, fully paid and nonassessable share of common stock, par value $.01 per share, of the Surviving Corporation.

            SECTION 1.7.  DISSENTING SHARES.

                  (a) Notwithstanding any provision of this Agreement to the contrary, any Shares held by a holder who has demanded and perfected such holder's demand for appraisal of such holder's Shares in accordance with Delaware Law (including but not limited to Section 262 thereof) and as of the Effective Time has neither effectively withdrawn nor lost his right to such appraisal ("Dissenting Shares"), shall not be converted into or represent a right to receive the consideration specified in Section 1.6, but the holder thereof shall be entitled to only such rights as are granted by Delaware Law.

                  (b) Notwithstanding the provisions of subsection (a) of this Section, if any holder of Shares who demands appraisal of such holder's Shares under Delaware Law shall effectively withdraw or lose (through failure to perfect or otherwise) his right to appraisal, then as of the Effective Time or the occurrence of such event, whichever later occurs, such holder's Shares shall automatically be converted into and represent only the right to receive the consideration specified in Section 1.6(a), Section 1.6(b) or Section 1.6(c), as applicable, without interest thereon (in the case of cash consideration), upon surrender of the certificate or certificates representing such Shares.

                  (c) The Company shall give Parent prompt notice of any written demands for appraisal or payment of the fair value of any Shares, withdrawals of such demands, and any other instruments served pursuant to Delaware Law received by the Company. Prior to the Effective Time, Parent shall be entitled to participate directly in all negotiations and proceedings with respect to demands for appraisal under Delaware Law and, except with the prior written consent of Parent, the Company shall not voluntarily make any payment with respect to any demands for appraisal and shall not settle or offer to settle any such demands.

            SECTION 1.8. SURRENDER OF SHARES; STOCK TRANSFER BOOKS; FRACTIONAL SHARES.

                  (a) After the Effective Time, each holder of a certificate or certificates representing any Shares canceled upon the Merger pursuant to
Section 1.6(a), Section 1.6(b) or Section 1.6(c) may surrender such certificate or certificates to the Company. The Company agrees that promptly after the Effective Time it shall cause the distribution to holders of record of Shares as of the Effective Time of appropriate materials to facilitate such surrender. Upon the surrender of certificates representing the Shares, the Company shall (subject to applicable abandoned property, escheat and similar laws) (i) pay the holder of certificates representing Company Common Stock and Series A Preferred in exchange therefor cash in an amount equal to the Per Share Amount and the Series A Per Share Amount, respectively, multiplied by the number of Shares represented by such certificate and (ii) deliver to the holder of certificates representing Series B Preferred, in exchange therefor, cash in the Series B Per Share Amount multiplied by the number of Shares represented by such certificate and certificates representing New Series A Preferred and New Company Common Stock, Subordinated Notes and New Warrants as provided by Section 1.6(c) based upon the number of Shares represented by such certificate, subject to Section 1.8(d) and (iii) deliver to the holder of certificates representing Series C Preferred, in exchange therefor, cash in the Series C Per Share Amount multiplied by the number of Shares represented by such certificate and certificates representing New Series A Preferred and New Company Common Stock, Subordinated Notes and New Warrants as provided by Section 1.6(c) based upon the number of Shares represented by such certificate, subject to Section 1.8(d). Until so surrendered, each such certificate (other than certificates representing Dissenting Shares and certificates representing Shares held by Parent or in the treasury of the Company) shall represent solely the right to receive the aggregate Per Share Amount, Series A Per Share Amount or the Series B and C Consideration, as applicable, relating thereto.

                  (b) If payment of cash or Series B and C Consideration in respect of canceled Shares is to be made to a Person other than the Person in whose name a surrendered certificate or instrument is registered, it shall be a condition to such payment that the certificate or instrument so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the Person requesting such payment shall have paid any transfer and other taxes required by reason of such payment in a name other than that of the registered holder of the certificate or instrument surrendered or shall have established to the satisfaction of the Company that such tax either has been paid or is not payable.

                  (c) At the Effective Time, the stock transfer books of the Company shall be closed and there shall not be any further registration of transfers of any shares of capital stock thereafter on the records of the Company. If, after the Effective Time, certificates for Shares are presented to the Surviving Corporation, they shall be canceled and exchanged for cash as provided in Section 1.6(a) and Section 1.6(b) or for the Stock Consideration as provided in Section 1.6(c). No interest shall accrue or be paid on any cash payable upon the surrender of a certificate or certificates which immediately before the Effective Time represented outstanding Shares.

                  (d) Notwithstanding any other provision of this Agreement, no fractional shares of New Series A Preferred or New Company Common Stock will be issued and any holder of Shares entitled to receive a fractional share of New Series A Preferred or New Company Common Stock but for this Section 1.8(d) shall be entitled to receive a cash payment in lieu thereof, which payment shall equal the amount determined by multiplying (i) the fraction of a share of New Series A Preferred or New Company Common Stock, as applicable, to which such holder would otherwise be entitled by (ii) $3.166456 and $.01, respectively.

            SECTION 1.9.  STOCK OPTION PLANS; WARRANTS.

                  (a) The Company shall use commercially reasonable efforts to take all actions necessary to provide that, upon consummation of the Merger, (i) each then outstanding option to purchase shares of Company Common Stock (the "Options") granted under any of the Company's stock option plans referred to in

Section 3.2, each as amended (collectively, the "Option Plans"), (ii) any and all other outstanding options, stock warrants and stock rights, including any subrights as may be granted under the Company's ITSA Stock Purchase Plan, Employees' Common Stock Grant Plan and Distributor Stock Purchase Plan (collectively, "Warrants and Other Rights") granted pursuant to such stock Option Plans, warrant agreements or otherwise (collectively, the "Warrant Agreements"), whether or not then exercisable or vested, shall be canceled and
(iii) in consideration of such cancellation, the Company (or, at Parent's option, Parent) shall pay to each such holder of an Option or Warrant and Other Rights an amount in respect thereof equal to the product of (A) the excess, if any, of the Per Share Amount over the exercise price thereof and (B) the number of Shares subject thereto (such payment to be net of applicable withholding taxes). As promptly as practicable following the consummation of the Merger, Parent shall provide the Company with any funds necessary to satisfy its obligations under this Section 1.9(a).

                  (b) Except as provided herein or as otherwise agreed to by the parties, the Company shall use commercially reasonable efforts to cause the Option Plans to terminate as of the Effective Time.

                  (c) Except as provided herein or as otherwise agreed to by the parties, the Company shall cause all Warrant Agreements to terminate as of the Effective Time and shall ensure that following the Effective Time no holder of Warrants and Other Rights shall have any right to acquire any equity securities of the Company, the Surviving Corporation, Holdings or any subsidiary thereof.

                                   Article II.

                        REPRESENTATIONS AND WARRANTIES OF
                         PARENT, HOLDINGS AND PURCHASER

            Parent, Holdings and Purchaser each represents and warrants to the Company as follows:

            SECTION 2.1. CORPORATE ORGANIZATION; NO PRIOR ACTIVITIES. Parent is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware and each of Holdings and Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and each of Parent, Holdings and Purchaser has the requisite power and authority and any necessary governmental authority and approvals to own, operate or lease the properties that it purports to own, operate or lease and to carry on its business as it is now being conducted. Holdings is a newly formed corporation, wholly-owned subsidiary of Parent, and Purchaser is a newly formed, wholly-owned subsidiary of Holdings, and, except for activities incident to the Merger, neither Holdings nor Purchaser has engaged in any business activities of any type or kind whatsoever. Attached hereto as Exhibits A-1 and B-1, respectively, are true and complete copies of Purchaser's Certificate of Incorporation, as filed with the Secretary of State of the State of Delaware, and Bylaws. Attached hereto as Exhibits A-3 and B-2, respectively, are true and complete copies of Holdings' Certificate of Incorporation, as filed with the Secretary of State of the State of Delaware, and By-laws.

            SECTION 2.2. AUTHORITY RELATIVE TO THIS AGREEMENT. Parent, Holdings and Purchaser each has the necessary power and authority to enter into this Agreement and to carry out their obligations hereunder. The execution and delivery of this Agreement by Parent, Holdings and Purchaser and the consummation by Parent, Holdings and Purchaser of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Parent, Holdings and Purchaser and no other proceeding is necessary for the execution and delivery of this Agreement by Parent, Holdings or Purchaser, the performance by Parent, Holdings or Purchaser of their respective obligations hereunder and the consummation by Parent, Holdings or Purchaser of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Parent, Holdings and Purchaser and (assuming the accuracy of the representations and warranties of the Company in Section 3.3) constitutes a legal, valid and binding obligation of each of Parent, Holdings and Purchaser, enforceable against each of them in accordance with its terms.

            SECTION 2.3.  NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

                  (a) The execution and delivery of this Agreement by Parent, Holdings and Purchaser do not, and the performance of this Agreement by Parent, Holdings and Purchaser will not, (i) conflict with or violate any law, regulation, court order, judgment or decree applicable to Parent, Holdings or Purchaser or by which any of their property is bound or affected, (ii) violate or conflict with either the Certificate of Incorporation, By-Laws, limited partnership agreement or other organizational documents of Parent, Holdings or Purchaser, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination or cancellation of, any contract, instrument, permit, license or franchise to which Parent, Holdings or Purchaser is a party or by which Parent, Holdings or Purchaser or any material portion of their property is bound or affected, except for, in the case of clauses (i) and (iii), conflicts, violations, breaches or defaults which would not prevent or delay the consummation of any of the transactions contemplated by this Agreement.

                  (b) Except for (i) the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and any approvals of and consents to the Merger required under applicable foreign antitrust or competition laws, (ii) the filing and recordation of appropriate merger documents as required by Delaware Law and (iii) filings as may be required by any applicable "blue sky" laws, none of Parent, Holdings or Purchaser is required to submit any notice, report or other filing with any governmental or regulatory authority or accreditation or certification agency, board or other organization, domestic or foreign, in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby, except for such of the foregoing as are required by reason of the legal or regulatory status or the activities of the Company or by reason of facts specifically pertaining to it. No waiver, consent, approval or authorization of any governmental or regulatory authority or accreditation or certification agency, board or other organization, domestic or foreign, or third party is required to be obtained or made by Parent, Holdings or Purchaser in connection with their execution, delivery or performance of this Agreement, except for such of the foregoing as are required by reason of the legal or regulatory status or the activities of the Company or by reason of facts specifically pertaining to it.

            SECTION 2.4. BROKERS. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of Parent, Holdings or Purchaser.

            SECTION 2.5. CAPITALIZATION. The authorized capital stock of each of Holdings and Purchaser consists of (i) 1,000 shares of common stock, par value $.01 per share, 10 shares of which are issued and outstanding and have been duly authorized, validly issued, fully paid and nonassessable and not subject to any preemptive rights and (ii) 100 shares of preferred stock, par value $.01 per share, none of which shares have been issued. The authorized capital stock of Holdings will, immediately prior to the Effective Time, consist of (i) 50,000,000 shares of New Company Common Stock, (ii) 25,000,000 shares of New Series A Preferred Stock and (iii) 15,000,000 shares of Series B non-voting Preferred Stock, par value $.01 per share ("New Series B Preferred").

                                  Article III.

                REPRESENTATIONS AND WARRANTIES OF THE COMPANY

            The Company hereby represents and warrants to Parent, Holdings and Purchaser, as of September 9, 1999, as follows:

            SECTION 3.1. ORGANIZATION AND QUALIFICATION; SUBSIDIARIES. Each of the Company and its Subsidiaries (defined below in this Section 3.1) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite power and authority and any necessary governmental authority and approvals to own, operate or lease its properties and to carry on its business as it is now being conducted, and is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of its properties owned, operated or leased or the nature of its activities makes such qualification or licensing necessary, except for such failure which, individually or in the aggregate, would not have a Material Adverse Effect (as defined below in this Section 3.1). For purposes of this Agreement, (i) "Subsidiary" means any corporation or other legal entity of which the Company (either alone or through or together with any other Subsidiary) owns, directly or indirectly, more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity and (ii) "Material Adverse Effect" means any change in or effect on the business of the Company or any of the Subsidiaries that is or is reasonably likely to be materially adverse to the business, results of operations, properties (including intangible properties), condition (financial or otherwise), assets, liabilities or prospects of the Company and the Subsidiaries taken as a whole. A true and complete list of all the Subsidiaries, together with the jurisdiction of incorporation or organization of each Subsidiary and the percentage of each Subsidiary's outstanding capital stock owned by the Company or another Subsidiary, is set forth in Schedule 3.1 hereto. The Company has previously delivered or made available to Parent correct and complete copies of the certificates of incorporation and by-laws (or equivalent governing instruments) as currently in effect of the Company and each Subsidiary.

            SECTION 3.2.  CAPITALIZATION.

                  (a) The authorized capital stock of the Company consists of:
(i) 46,000,000 shares of Company Common Stock; (ii) 1,000,000 shares of Class B common stock, par value $.01 per share ("Class B Common"); (iii) 1,200,000 shares of Series A Preferred; (iv) 800,000 shares of Series B Preferred; (v) 350,000 shares of Series C Preferred and (vi) 650,000 shares of preferred stock, par value $.01 per share ("Undesignated Preferred Stock"). As of the date hereof and as set forth on Schedule 3.2(a)(i), (A) 9,731,665 shares of Company Common Stock were issued and outstanding, all of which were duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights, (B) no shares of Class B Common were issued and outstanding, (C) 828,637 shares of Series A Preferred were issued and outstanding, all of which were duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights, (D) 800,000 shares of Series B Preferred were issued and outstanding, all of which were duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights, (E) 350,000 shares of Series C Preferred were issued and outstanding, all of which were duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights, (F) no shares of Undesignated Preferred Stock were issued and outstanding, (G) 1,500,000 shares of Company Common Stock were reserved for issuance upon the exercise of outstanding Options under the Company's Management Stock Option Plan, (H) 200,000 shares of Company Common Stock were reserved for issuance upon the exercise of outstanding Options under the Company's Supplemental Management Stock Option Plan, (I) 125,000 shares of Company Common Stock were reserved for issuance upon the exercise of outstanding Options under the Company's Non-Employee Stock Option Plan, (J) 500,000 shares of Company Common Stock were reserved for issuance upon the exercise of outstanding Options under the Company's Distributor Stock Option Plan and (K) 2,292,334 shares of Company Common Stock were reserved for issuance upon the exercise of outstanding warrants ("Warrants") under the Warrant Agreements. Schedule 3.2(a)(ii) sets forth, with respect to each Option that is outstanding under the Option Plans and each Warrant that is outstanding under the Warrant Agreements as of the date hereof, the name of the holder of such

Option and Warrant, the number of shares of Company Common Stock subject to such Option and Warrant and the exercise price per share of such Option and Warrant. Except as set forth in Schedule 3.2(a)(ii) or contained in the Company's Certificate of Incorporation: (x) there are no other options, calls, warrants or rights, agreements, arrangements or commitments of any character obligating the Company or any of its Subsidiaries to issue, deliver or sell any shares of capital stock of or other equity interests in the Company or any of the Subsidiaries; (y) there are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company generally may vote; and (z) there are no stockholders agreements, voting trusts or other agreements or understandings to which the Company is a party or by which it is bound relating to the voting, registration or disposition of any shares of the capital stock of the Company (including any such agreements or understandings that may limit in any way the solicitation of proxies by or on behalf of the Company from, or the casting of votes by, the stockholders of the Company with respect to the Merger) or granting to any person or group of persons the right to elect, or to designate or nominate for election, a director to the Board of Directors. Except as set forth in Schedule 3.2(a)(ii) or contained in the Company's Certificate of Incorporation, there are no programs in place or outstanding contractual obligations of the Company or any of the Subsidiaries (1) to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or (2) to vote or to dispose of any shares of the capital stock of any of the Subsidiaries.

                  (b) All the outstanding capital stock of each of the Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights and, except as set forth in Schedule 3.1, is owned by the Company or a Subsidiary free and clear of any liens, security interests, pledges, agreements, claims, charges or encumbrances of any nature whatsoever ("Encumbrances"). There are no existing options, calls, warrants or other rights, agreements, arrangements or commitments of any character relating to the acquisition of issued or unissued capital stock or other equity interests or securities of any Subsidiary. Except for the Subsidiaries and except as set forth in Schedule 3.2(b), the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in any other corporation, partnership, joint venture or other business association or entity. Except as set forth in Schedule 3.2(b), neither the Company nor any Subsidiary is under any current or prospective obligation to make a capital contribution or investment in or loan to, or to assume any liability or obligation of, any corporation, partnership, joint venture or business association or entity other than a wholly-owned Subsidiary.

            SECTION 3.3. AUTHORITY RELATIVE TO THIS AGREEMENT AND OTHER TRANSACTION DOCUMENTS; STOCKHOLDER APPROVAL.

      The Company has the necessary legal power and authority to enter into this Agreement, the Stockholders Agreement, the Escrow Agreement (as hereinafter defined) and the Registration Rights Agreement (collectively, the "Transaction Documents") and to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and the other Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company, including the approval contemporaneous with the execution of this Agreement of the Merger by the holders of all of the issued and outstanding Series B Preferred and Series C Preferred, as well as by a majority of the issued and outstanding shares of the Series A Preferred and the Company's Common Stock, in accordance with Delaware Law. Each of this Agreement and the other Transaction Documents has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). No other vote of the holders of any Shares is required to approve this Agreement and the other Transaction Documents under Delaware law and the Company's Certificate of Incorporation and Bylaws.

            SECTION 3.4.     NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

      (a) Except as set forth in Schedule 3.4(a), the execution and delivery of this Agreement and the other Transaction Documents by the Company do not, and the performance of such agreements by the Company will not, (i) conflict with or violate any law, statute, rule, regulation, court order, judgment, writ, injunction, award, determination or decree applicable to the Company or any of the Subsidiaries or by which its or any of their property is bound or affected ("Legal Requirements"), (ii) violate or conflict with the Certificate of Incorporation or By-Laws or equivalent organizational documents of the Company or any Subsidiary, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time of both would become a default) under, or result in any, or give rise to any rights of termination, cancellation or acceleration of any obligations or any loss of any material benefit under or, result in the creation of an Encumbrance on any of the properties or assets of the Company or any of the Subsidiaries pursuant to, any agreement, contract, instrument, note, bond, mortgage, indenture, permit, license or franchise to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries or its or any of their property is bound or affected, except for, in the case of clauses (i) and (iii), conflicts, violations, breaches or defaults which, individually or in the aggregate, would not be reasonably likely to (y) have a Material Adverse Effect or (z) prevent or materially delay the consummation of the transactions contemplated by this Agreement.

                  (b) Except for (i) the pre-merger notification requirements of the HSR Act and any approvals of and consents to the Merger required under applicable foreign antitrust or competition laws, (ii) the filing and recordation of appropriate merger or other documents as required by Delaware Law and (iii) filings as may be required by any "blue sky" laws of various states, the Company and each of the Subsidiaries are not required to submit any notice, report or other filing with any Governmental Entity in connection with the execution, delivery or performance of this Agreement or the other Transaction Documents or the consummation of the transactions contemplated hereby or thereby. No waiver, consent, approval or authorization of any Governmental Entity is required to be obtained or made by the Company in connection with its execution, delivery or performance of this Agreement or the other Transaction Documents or the consummation of the transactions contemplated hereby or thereby, except (i) as set forth in Schedule 3.4(b) or (ii) where the failure to obtain such waivers, consents, approvals or authorizations would not, individually or in the aggregate, be reasonably likely to (x) have a Material Adverse Effect or (y) prevent or materially delay the consummation of the transactions contemplated by this Agreement.

            SECTION 3.5.  SEC FILINGS; FINANCIAL STATEMENTS.

                  (a) The Company has filed all forms, reports and documents required to be filed by it with the Securities and Exchange Commission ("SEC"), and has heretofore delivered to Parent, in the form filed with the SEC or, since October 1998, in the form delivered to the holders of the Company's Senior Secured Step-Up Notes due July 1, 2000 (the "Notes"), its (i) Annual Reports on Form 10-K for the fiscal years ended December 31, 1996, December 31, 1997 and December 31, 1998, respectively, (ii) Quarterly Reports on Form 10-Q for all fiscal quarters ended since December 31, 1997, and (iii) all other reports or registration statements filed by the Company with the SEC since January 1, 1997 (collectively, the "SEC Reports"). The SEC Reports (i) were prepared in accordance with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as the case may be, and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Company nor any of the Subsidiaries is currently required to file any statements or reports with the SEC pursuant to Sections 12(g), 13(a) or 15(d) of the Exchange Act.

                  (b) The consolidated financial statements contained in the SEC Reports were prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and fairly presented the consolidated financial position of the Company and its Subsidiaries as at the respective dates thereof and the consolidated results of operations and changes in financial position of the Company and its Subsidiaries for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments (which in the aggregate are not material in amount).

                  (c) Except as (i) set forth in Schedule 3.5(c), (ii) disclosed in the consolidated balance sheet of the Company and its Subsidiaries as at June 30, 1999 or (iii) incurred in the ordinary course of business consistent with past practice, since June 30, 1999, the Company and the Subsidiaries have no material liabilities of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on a consolidated balance sheet of the Company and its Subsidiaries prepared in accordance with GAAP.

            SECTION 3.6. ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as expressly permitted by this Agreement or as set forth in Schedule 3.6 hereto or in the SEC Reports, since June 30, 1999, the business of the Company and the Subsidiaries has been conducted in the ordinary course consistent with past practice and there has not been:

                  (a) any changes, events or conditions which, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect;

                  (b) any damage, destruction or loss (whether or not covered by insurance) with respect to any of the assets of the Company or any of its Subsidiaries having a Material Adverse Effect;

                  (c) any redemption or other acquisition of any capital stock of the Company or any of the Subsidiaries or any declaration or payment of any dividend or other distribution in cash, stock or property with respect to any capital stock of the Company;

                  (d) any change by the Company in accounting methods, principles or practices used in preparing the Company's consolidated financial statements;

                  (e) any revaluation by the Company of any asset (including, without limitation, any writing down of the value of inventory or writing off of notes or accounts receivable), other than in the ordinary course of business consistent with past practice;

                  (f) any entry by the Company or any Subsidiary into any commitment or transaction material to the Company and the Subsidiaries taken as a whole, other than commitments or transactions entered into in the ordinary course of business consistent with past practice;

                  (g) any material increase in or establishment of or material amendment, modification, supplement or extension to any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any directors, officers or key employees of the Company or any Subsidiary, except in the ordinary course of business consistent with past practice;

                  (h) any entry by the Company or any Subsidiary into any employment, consulting, severance, termination or indemnification agreement with any director, officer or key employee of the Company or any Subsidiary or any entry into any such agreement with any other person;

                  (i) (i) any settlement or compromise by the Company or any Subsidiary of any claim, litigation or other legal proceeding, other than in the ordinary course of business consistent with past practice in an amount not involving more than $100,000 or (ii) any payment, discharge or satisfaction by the Company or any Subsidiary of any other claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than
(A) in the ordinary course of business and consistent with past practice or (B) with respect to any other such claims, liabilities or obligations reflected or reserved against in, or contemplated by, the consolidated financial statements (or the notes thereto) of the Company;

                  (j) any sale, assignment, transfer, conveyance or abandonment by the Company or any Subsidiary of any Intellectual Property Rights (as defined in Section 3.10);

                  (k) any amendment or modification to the certificate of incorporation or by-laws (or equivalent governing documents) of the Company or any Subsidiary;

                  (l) any agreement, in writing or otherwise, by the Company or any Subsidiary to take any of the actions described in this Section 3.6, except as expressly contemplated by this Agreement;

                  (m) any new election, or change or revocation of an existing election, with respect to Taxes affecting or relating to the Company or the Subsidiaries;

                  (n) any change in the method of accounting with respect to Taxes affecting or relating to the Company or the Subsidiaries; or

                  (o) any agreement to a closing or other agreement or settlement with respect to Taxes affecting or relating to the Company or any of its Subsidiaries.

           SECTION 3.7. LITIGATION. Except as disclosed in Schedule 3.7 hereto,
(a) there are no claims, actions, suits, proceedings or investigations pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, or any properties or rights of the Company or any of its Subsidiaries, before any Governmental Entity or arbitrator, the outcome of which, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect, (b) there is no judgment, decree, injunction, rule or order (collectively, "Orders") of any court, arbitrator or Government Entity outstanding against the Company or any Subsidiary which is reasonably likely to have a Material Adverse Effect on the Company, or (c) to the knowledge of the Company, there are no facts that would result in any bona fide claim, dispute, action, proceeding, suit, appeal, investigation or inquiry which is reasonably likely to have such a Material Adverse Effect on the Company.

            SECTION 3.8.  EMPLOYEE BENEFIT PLANS.

                  (a) Schedule 3.8(a) sets forth a list of all "employee benefit plans", as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and all severance pay, sick leave, vacation pay, salary continuation, disability, retirement benefits, deferred compensation, bonus pay, incentive compensation, stock options, stock purchase,
Section 125 Plan (including those held by Directors, employees, and consultants), hospitalization insurance, medical insurance, life insurance, scholarships or tuition reimbursements, that are maintained by the Company, any Subsidiary or any entity within the same "controlled group" as the Company or Subsidiary, within the meaning of Section 4001(a)(14) of ERISA (a "Company ERISA Affiliate"), or to which the Company, any Subsidiary or Company ERISA Affiliate is obligated to contribute thereunder for current or former employees of the Company, any Subsidiary or Company ERISA Affiliate (the "Company Employee Benefit Plans").

                  (b) None of the Company Employee Benefit Plans is a "multiemployer plan", as defined in Section 4001(a)(3) of ERISA (a "Multiemployer Plan"). Neither the Company, any Subsidiary nor any Company ERISA Affiliate has withdrawn in a complete or partial withdrawal from any Multiemployer Plan, nor has any of them incurred, or is reasonably likely to incur, any unsatisfied liability due to the termination or reorganization of a Multiemployer Plan.

                  (c) None of the Company Employee Benefit Plans is a "single employer plan", as defined in Section 4001(a)(15) of ERISA, that is subject to Title IV of ERISA. Neither the Company, any Subsidiary nor any Company ERISA Affiliate has incurred, or is reasonably likely to incur, any liability under
Section 4062 of ERISA to the Pension Benefit Guaranty Corporation (the "PBGC") or to a trustee appointed under Section 4042 of ERISA. Neither the Company, any Subsidiary nor any Company ERISA Affiliate has engaged in any transaction described in Section 4069 of ERISA.

                  (d) Each Company Employee Benefit Plan that is intended to qualify under Section 401 of Internal Revenue Code of 1986, as amended (the "Code"), and each trust maintained pursuant thereto, has been determined to be exempt from federal income taxation under Section 501 of the Code by the IRS, and, to the best of the Company's knowledge, nothing has occurred with respect to the operation of any such Company Employee Benefit Plan that would cause the loss of such qualification or exemption or the imposition of any material liability, penalty or tax under ERISA or the Code.

                  (e) All contributions (including all employer contributions and employee salary reduction contributions) required to have been made under any of the Company Employee Benefit Plans to any funds or trusts established thereunder or in connection therewith have been made by the due date thereof, and all contributions for any period ending on or before the Effective Time which are not yet due will have been paid or accrued on or prior to the Effective Time.

                  (f) None of the Company, the Subsidiaries, the officers of the Company or any of the Subsidiaries or the Company Employee Benefits Plans which are subject to ERISA, any trusts created thereunder or any trustee or administrator thereof, has engaged in a "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) or any other breach of fiduciary responsibility that could subject the Company, any of the Subsidiaries or any officer of the Company or any of the Subsidiaries to any material tax or penalty on prohibited transactions imposed by such Section 4975 or to any material liability under Section 502 of ERISA.

                  (g) None of the Company Employee Benefit Plans provides retiree life or retiree health benefits except as may be required under Section 4980B of the Code or Section 601 of ERISA and at the expense of the participant or the participant's beneficiary.

                  (h) True, correct and complete copies of the following documents, with respect to each of the Company Employee Benefit Plans, have been delivered to Parent by the Company: (i) all Company Employee Benefit Plans and related trust documents, and amendments thereto; (ii) the most recent Forms 5500, (iii) summary plan descriptions and (iv) the most recent actuarial report describing the funded status of such plans.

                  (i) Except as set forth on Schedule 3.8(i) hereto, there are no pending actions, claims or lawsuits which have been asserted, instituted or, to the Company's knowledge, threatened, against the Company Employee Benefit Plans, the assets of any of the trusts under such plans or the plan sponsor or the plan administrator, or against any fiduciary of the Company Employee Benefit Plans with respect to the operation of such plans (other than routine benefit claims). No fiduciary of any Company Employee Benefit Plan has incurred or, to the best knowledge of the Company, is reasonably likely to incur, any liability for a breach of fiduciary duty or any other failure to comply with the applicable provisions of ERISA or the Code in connection with the administration or investment of the assets of any such plan.

                  (j) All Company Employee Benefit Plans have been maintained and administered, in all material respects, in accordance with their terms and with all applicable provisions of ERISA and the Code (including regulations thereunder) and other applicable federal and state laws and regulations. None of the Company, its Subsidiaries, or, to the best knowledge of the Company, any "party in interest" or "disqualified person" with respect to the Company Employee Benefit Plans has engaged in a "prohibited transaction" within the meaning of Section 406 of ERISA or 4975 of the Code. All amendments and actions required to bring the Company Employee Benefit Plans into conformity in all material respects with all of the applicable provisions of ERISA, the Code and other applicable laws have been made or taken except to the extent that such amendments or actions are not required by law to be made or taken until a date after the Effective Time.

                  (k) Except as elsewhere required by this Agreement or as set forth in Schedule 3.8(k) hereto, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will, either alone or upon the occurrence of subsequent events, (i) result in any payment becoming due to any employee (current, former or retired) of the Company or the Subsidiaries, (ii) increase any benefits otherwise payable under any Company Employee Benefit Plan, (iii) result in the acceleration of the time of payment or vesting of any benefits under any Company Employee Benefit Plan or (iv) constitute a "change in control" or similar event under any Company Employee Benefit Plan.

                  (l) With respect to each Company Employee Benefit Plan not subject to United States law (a "Company Foreign Benefit Plan"): (i) the fair market value of the assets of each funded Company Foreign Benefit Plan, the liability of each insurer for any Company Foreign Benefit Plan funded through insurance or the book reserve established for any Company Foreign Benefit Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the Effective Time, with respect to all current and former participants in such plan according to the actuarial assumptions and valuations most recently used to determine employer contributions to such Company Foreign Benefit Plan and no transaction contemplated by this Agreement shall cause such assets or insurance obligations or book reserve to be less than such benefit obligations; (ii) each Company Foreign Benefit Plan is in material compliance with applicable law; and (iii) each Company Foreign Benefit Plan required to be registered has been registered and has been maintained in good standing with the appropriate regulatory authorities.

            Section 3.9.  PROPERTIES.

                  (a) PERSONAL PROPERTY. Except as set forth in Schedule 3.9(a), the Company and each of the Subsidiaries has good and valid title to, or a valid leasehold interest in, all of its material personal property, free and clear of all Encumbrances, except for Permitted Exceptions.

                  (b) OWNED REAL PROPERTY. Schedule 3.9(b) contains a true and complete description of all real property owned by the Company and used or occupied in connection with the business as currently operated (the "OWNED REAL PROPERTY"). The Company has good and marketable fee simple title to the Owned Real Property and owns all of the improvements located thereon, free and clear of all Encumbrances, except for Permitted Exceptions (hereinafter defined). Except as set forth on Schedule 3.9(b)(ii), none of the Owned Real Property is subject to any right or option of any Person to purchase, lease or otherwise obtain title to such property. Except as set forth on Schedule 3.9(b)(ii), no Person other than the Company or its Subsidiaries has any right to use, occupy or lease all or any portion of the Owned Real Property. The real property comprising the Owned Real Property is designated as a separate tax lot. There are no tax abatements or exemptions specifically affecting the Owned Real Property, and the Company has not received any written notice of (and the Company does not have any actual knowledge of) any proposed increase in the assessed valuation of the Owned Real Property or of any proposed public improvement assessments. None of the Permitted Exceptions materially interferes with or has materially interfered with the maintenance, use or operation of the Owned Real Property or Leased Real Property (as hereinafter defined). "PERMITTED EXCEPTIONS" means (i) matters listed or described on Schedule 3.9(b)(iii), (ii) easements, covenants, rights-of-way and other encumbrances or restrictions arising as a matter of law (including workmans', mechanics' and similar liens) which do not, individually or in the aggregate, materially detract from the value or materially impair the present and continued use, operation and maintenance of the property subject thereto, or materially impair the operation of the Company or any Subsidiary and
(iii) real estate taxes not yet due or payable, that may be paid later without penalty or that are payable but contested in good faith pursuant to appropriate legal proceedings such that the Owned Real Property or Leased Real Property would not be subject to loss or foreclosure.

                  (c) LEASED REAL PROPERTY. Schedule 3.9(c) contains a true and correct description, including the correct name, address and telephone number of the respective landlords, the termination date and any options, the fixed rent and additional rent, the amount of space and location of the property of all leases, licenses, permits, subleases, and occupancy agreements, together with any amendments thereto (the "COMPANY LEASES"), with respect to (x) all real property leased or subleased by the Company as a tenant and used or occupied in connection with the business (the "LEASED REAL PROPERTY"), and (y) all real property leased or subleased by the Company as landlord, to third parties.

                        (i) The Company has valid leasehold interests in the Leased Real Property free and clear of all Encumbrances, except for Permitted Exceptions.

                        (ii) True, complete and accurate copies of each of the Company Leases have been delivered to the Parent and Purchaser. Each of the Company Leases is in full force and effect without modification or amendment from the form delivered and are valid, binding and enforceable in accordance with their respective terms. Except as set forth on Schedule 3.9(c) the Company has not assigned its interest under any Company Leases, or subleased for all or any part of the space demised thereby, to any third party. No option (to extend or reduce the term of any Company Lease, or reduce or expand the space conveyed under any sublease or to purchase the property leased under any such lease) has been exercised or has expired under any of the Company Leases, except options whose exercise or expiration have been evidenced by a written document, a true, complete and accurate copy of which has been delivered to the Parent and Purchaser with the corresponding Company Leases.

                        (iii) Neither the Company nor, to the Company's knowledge, any of the other parties to the Company Leases, is in material default under any of the Company Leases, and no material amount due under any of the Company Leases remains unpaid, no material controversy, claim, dispute or disagreement exists between the parties to any of the Company Leases, and no event has occurred which with the passage of time or giving of notice, or both would constitute a material default thereunder.

                        (iv) The lessor under each of the Company Leases has completed all tenant improvement work and other alterations required to be completed by the lessor pursuant to such Company Leases.

                        (v) Except as otherwise set forth in Schedule
3.9(c)(v), no Company Leases or sublease will cease to be legal, valid, binding, enforceable and in full force and effect on terms identical to those currently in effect as a result of the consummation of the transactions contemplated by this Agreement, nor will the consummation of such transactions constitute a breach or default under any of the Company Leases or otherwise give the landlord a right to terminate any of the Company Leases.

                  (d) ALL REAL PROPERTY. The Owned Real Property and the Leased Real Property is all of the real property (the "REAL PROPERTY") used by the Company in connection with its business. The Company does not own or lease any real property other than the Owned Real Property and the Leased Real Property.

                  (e) ACCESS. The Company has access to public roads, streets or the like or valid perpetual easements over private streets, roads or other private property for such ingress to and egress from the Owned Real Property and the Leased Real Property, except as would not materially impair the ability to use any such

Owned Real Property or Leased Real Property in the operation of the business of the Company as currently conducted.

                  (f) EMINENT DOMAIN. There is no pending or, to the Company's knowledge, threatened condemnation of any part of the Owned Real Property or the Leased Real Property by any governmental authority.

                  (g)   IMPROVEMENTS.

                        (i) All improvements on the Leased Real Property constructed by or on behalf of the Company or any Subsidiary, to the knowledge of the Company, constructed by or on behalf of any other Person were constructed in material compliance and remain in material compliance with all applicable federal, state and local laws, zoning, land use and building ordinances and health and safety ordinances (including, without limitation, the Americans with Disabilities Act), and neither the Company nor any of its Affiliates, has received any notice of any violation of any such laws, ordinances or agreement. The Owned Real Property and the Leased Real Property are zoned for the various purposes for which the real estate and improvements have been used in connection with the normal operation of the business as currently operated and do not require any rights for non-conforming uses.

                        (ii) All improvements and building systems on the Owned Real Property and Leased Real Property, are free of material defects and have not suffered any casualty or other material damage that has not been repaired in all material respects. To the Company's knowledge, there is no material latent or patent structural, mechanical or other significant defect, soil condition or deficiency in any of the improvements located on the Owned Real Property or Leased Real Property.

                  (h) INSURANCE. There are no outstanding requirements or recommendations by any insurance company which has issued to the Company a policy covering the Owned Real Property or Leased Real Property, or by any board of fire underwriters or other body exercising similar functions, requiring or recommending any repairs or work to be done on such property.

                  (i) UTILITIES. All public utilities required for the operation of the Owned Real Property and the Leased Real Property and necessary for the conduct of the business of the Company are installed from public right of ways or across valid easements for the benefit of the Company and operating, and all installation and connection charges, to the Company's knowledge, are paid in full.

                  (j) FOREIGN INVESTMENTS. Neither the Company, or any of its Subsidiaries, is a "foreign person" within the meaning of Section 1445(f) of the Code.

                  (k) NO COMMISSIONS. All brokerage commissions and other compensation and fees payable by reason of the Company Leases or the Owned Real Property, have been paid in full, except for such commissions and other compensation related to options or extensions in the Company Leases which are not yet exercised and are set forth on Schedule 3.9(k).

            SECTION 3.10.  INTELLECTUAL PROPERTY.

                  (a) As used herein, "Intellectual Property" shall mean all of the following that are owned or used in the operations of the business of the Company and its Subsidiaries: (i) trademarks and service marks (registered or unregistered), trade dress, trade names and other names and slogans embodying business or product goodwill or indications of origin, all applications or registrations in any jurisdiction pertaining to the foregoing and all goodwill associated therewith; (ii) patents, patentable inventions, discoveries, improvements, ideas, know-how, formula methodology, processes, technology and computer programs, software and databases (including source code, object code, development documentation, programming tools, drawings, specifications and data) and all applications or registrations in any jurisdiction pertaining to the foregoing, including all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof; (iii) trade secrets, including confidential and other non-public information, and the right in any jurisdiction to limit the use or disclosure thereof; (iv) copyrights in writings, sound recordings, software, artwork, designs, mask works or other works, and registrations or applications for registration of copyrights in any jurisdiction; (v) databases and database rights; (vi) Internet Web sites, domain names and registrations or applications for registration thereof; (vii) licenses, immunities, covenants not to sue and the like relating to any of the foregoing; (viii) books and records describing or used in connection with any of the foregoing; and (ix) claims or causes of action arising out of or related to infringement or misappropriation of any of the foregoing. The Company and each of the Subsidiaries own all right, title and interest in and to or has a valid and enforceable license to use all of the Intellectual Property used by it in connection with the business of the Company and its Subsidiaries, which represents all material intellectual property rights necessary to the conduct of the business of the Company and its Subsidiaries. Schedule 3.10(a) sets forth a complete list of all patents, trademarks and service marks, trade names, domain names, copyrights, and all registrations and applications for all such Intellectual Property in the name of the Company or any of its Subsidiaries in all jurisdictions worldwide. Except as described in Schedule 3.10(a), all listed Intellectual Property is owned by the Company or any of its Subsidiaries, free and clear of security interests, liens and encumbrances, and is valid, subsisting, unexpired, in proper form and enforceable (except as rights to non-competition provisions relating to such Intellectual Property may be limited by state laws and the public policy underlying such laws).

                  (b) Schedule 3.10(b) sets forth each agreement, contract, permission, license or sublicense to which the Company or any of its Subsidiaries is a party whereby (i) the Company has licensed any rights or is obligated to pay royalties or other payments with respect to the intellectual property rights or consulting services of any third party; or (ii)the Company has granted to any third party a right or license with respect to any of its Intellectual Property (such agreements, contracts, permissions, licenses and sublicenses being referred to collectively as the "Licenses"). Except as set forth in Schedule 3.10(b), (i) the Licenses are legal, valid, binding, enforceable against the Company and, to the Company's knowledge, each other party thereto and is in full force and effect and will continue to be so following the Closing, and (ii) the Company is not, and to the Company's knowledge, no other party to any of the Licenses is in material breach or default and no event has occurred which with notice or lapse of time would constitute a material breach or default or permit termination, modification or acceleration thereunder.

                  (c) Except as set forth in Schedule 3.10(c), (i) there are no pending oppositions, cancellations, invalidity proceedings, interferences or re-examination proceedings with respect to the Intellectual Property; (ii) neither the Company nor any of the Subsidiaries has received notice from any other person or entity challenging the right of the Company or any of its Subsidiaries to use or register any of the Intellectual Property; (iii) to the knowledge of the Company, the conduct of the business of the Company and the Subsidiaries as currently conducted does not conflict with or infringe any proprietary right of any third party, nor is any claim, suit, action or proceeding pending or, to the knowledge of the Company, threatened against the Company or the Subsidiaries alleging any such conflict or infringement with any third party's proprietary rights; and (iv) neither the Company nor any of the Subsidiaries has any pending claim or is aware of any violation or infringement by others of its rights to or in connection with the Intellectual Property.

                  (d) Each of the Company and the Subsidiaries owns or has right to use the Intellectual Property sufficient to allow it to conduct, and continue to conduct, its business as currently conducted in all material respects, and the consummation of the transactions contemplated hereby will not materially alter or impair such ability in any respect.

                  (e) No former or present employee, officer or director of the Company holds any right, title or interest, directly or indirectly, in whole or in part, in or to any Intellectual Property.

                  (f) Except as set forth on Schedule 3.10(f), all personnel, including employees, agents, consultants and contractors, who have contributed to or participated in the conception and development of any Intellectual Property on behalf of the Company have been a party to a "work-for-hire" arrangement or agreements with the Company in accordance with applicable federal and state law that has accorded the Company full, effective, exclusive and original ownership of all tangible and intangible property thereby arising, or have executed appropriated instruments of assignment in favor of Company as assignee that have conveyed to Company effective and exclusive ownership of all tangible and intangible property thereby arising.

            SECTION 3.11. INSURANCE. Schedule 3.11 sets forth a true and complete list of all insurance policies (without limitation title insurance) carried by, or covering the Company and the Subsidiaries with respect to their businesses, assets and properties, together with, in respect of each such policy, the name of the insurer, the policy number, the type of policy, the amount of coverage and the deductible. True and complete copies of each such policy have previously been provided to Parent. All such policies are in full force and effect, and no notice of cancellation has been given with respect to any such policy. All premiums due on such policies have been paid in a timely manner and the Company and the Subsidiaries have complied in all material respects with the terms and provisions of such policies. The insurance coverage provided by such policies is provided by insurers that, to the knowledge of the Company, are solvent and is in such amount and types of coverage which are adequate and customary for the industries in which the Company and the Subsidiaries operate.
Schedule 3.11 lists all material claims that have been asserted under any of such insurance policies or relating to the properties, assets or operations of the Company or any Subsidiary since January 1, 1998.

            SECTION 3.12.  ENVIRONMENTAL.  Except as set forth in Schedule
3.12:

                  (a) The Company and the Subsidiaries are and have been in compliance in all material respects with all applicable Environmental Laws, have obtained all material Environmental Permits and are in compliance in all material respects with their requirements, and have resolved all past non-compliance with Environmental Laws and Environmental Permits charged in writing by any Governmental Entity without any pending, on-going or future obligation, cost or liability.

                  (b) There are no material Environmental Claims (as hereinafter defined) pending or, to the knowledge of the Company, threatened, or reasonably likely to be asserted against the Company or any of its Subsidiaries.

                  (c) No Hazardous Substance has been placed, stored, located, released, transported, disposed of or otherwise come to be located on, under or near any of the Company's or any of the Subsidiaries' Owned Real Property or, to the knowledge of the Company and its Subsidiaries, any Leased Real Property or any property formerly owned or operated by the Company or its Subsidiaries except in the ordinary course of business and in strict compliance with Environmental Laws.

                  (d) No Environmental Law imposes any obligation upon the Company or the Subsidiaries arising out of or as a condition to any transaction contemplated by this Agreement, including any requirement to modify or to transfer any permit or license, any requirement to file any notice or other submission with any Governmental Entity, the placement of any notice, acknowledgment or covenant in any land records, or the modification of or provision of notice under any agreement, consent order or consent decree, except such as would not be reasonably likely to have a Material Adverse Effect.

                  (e) No Encumbrance has been placed upon any of the Company's or the Subsidiaries' properties under any Environmental Law.

                  (f) The Company and the Subsidiaries have provided Parent with copies of any environmental assessment or audit report or other relevant and material studies or analyses in the possession of the Company or the Subsidiaries relating to any real property currently or formerly owned, leased or occupied by the Company or the Subsidiaries. The Company and the Subsidiaries have provided Parent with copies of all material records maintained for required environmental compliance.

                  (g) As used in this Agreement, the following terms have the meanings set forth below:

                  (i) "Environmental Claim" means any written claim, demand, suit, action, proceeding, investigation or notice to the Company or any of its Subsidiaries by any Person or entity alleging any potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resource damages, or penalties) arising out of, based on, or related in any manner to Environmental Law;

                  (ii) "Environmental Law" means any local, state, federal or foreign statute, ordinance, law, common law duty or other requirement now in effect and as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to pollution or protection of the environment, health or safety or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Substances.

                 (iii) "Environmental Permit" means any permit, approval, identification number, license or other authorization required under any applicable Environmental Law, including any and all obligations and conditions specified therein.

                  (iv) "Hazardous Substances" means (a) petroleum and petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials and polychlorinated biphenyls, and (b) any other chemicals, materials or substances regulated as toxic or hazardous or as a pollutant, contaminant or waste under any applicable Environmental Law.

            SECTION 3.13.  MATERIAL CONTRACTS.

                  (a) Except as set forth in the SEC Reports or Schedule 3.13, neither the Company nor any of the Subsidiaries is a party to or bound by:

                  (i) any "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K promulgated by the SEC);

                  (ii) any contract or agreement for the purchase of materials or personal property from any supplier or for the furnishing of services to the Company or any Subsidiary that involves or is likely to involve future aggregate payments by the Company or any of the Subsidiaries of $250,000 or more;

                  (iii) any contract or agreement for the sale, license or lease (as lessor) by the Company or any Subsidiary of services, materials, products, supplies or other assets, owned or leased by the Company or the Subsidiaries, that involves or is likely to involve future aggregate payments to the Company or any of the Subsidiaries of $250,000 or more;

                  (iv) any contract, indenture, agreement or instrument relating to or evidencing indebtedness for borrowed money of the Company or any Subsidiary;

                  (v) any non-competition agreement or any other agreement or obligation which purports to limit in any respect the manner in which, or the localities in which, the business of the Company or the Subsidiaries may be conducted;

                  (vi) any agreement with any present or former affiliates of the Company;

                  (vii) any partnership, joint venture, strategic alliance or cooperation agreement (or any agreement similar to any of the foregoing);

                  (viii) any voting or other agreement governing how any Shares shall be voted;

                  (ix) any agreement with any present or former stockholders, officers or directors of the Company; or

                  (x) any contract or other agreement which would be reasonably likely to prohibit or materially delay the consummation of the Merger or any of the transactions contemplated by this Agreement.

                     The foregoing contracts and agreements to which the Company or any Subsidiary are parties or are bound are collectively referred to herein as "Company Material Contracts."

      (b) Except as disclosed in Schedule 3.13, (i) each Company Material Contract is valid and binding on the Company (or, to the extent a Subsidiary is a party, such Subsidiary) and, to the Company's knowledge, each other party thereto and is in full force and effect, and the Company and each Subsidiary have performed all obligations required to be performed by them to date under each Company Material Contract and each other contract and agreement to which the Company or any Subsidiary is party or bound (collectively, the "Other Contracts"), except where such noncompliance, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect and (ii) neither the Company nor any Subsidiary knows of, or has given or received notice of, any violation or default under (nor, to the knowledge of the Company, does there exist any condition which with the passage of time or the giving of notice or both would result in such a violation or default under) any Company Material Contract or Other Contract.

                  (c) Except as disclosed in the SEC Reports or in Schedule 3.13 or as expressly provided for in this Agreement, neither the Company nor any of the Subsidiaries is a party to any oral or written (i) employment, severance or consulting agreement that cannot be terminated on thirty days' or less notice without liability to the Company or such Subsidiary, (ii) agreement with any officer or other key employee of the Company or any of the Subsidiaries the benefits of which are contingent or vest, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company or any the Subsidiaries of the nature contemplated by this Agreement, (iii) agreement with respect to any officer or other key employee of the Company or any of the Subsidiaries providing any term of employment or compensation guarantee or (iv) stock or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of such transactions.

            SECTION 3.14.  CONDUCT OF BUSINESS.

                  (a) Except as set forth in Schedule 3.14, the business and operations of the Company and the Subsidiaries are not being conducted in default or violation of any term, condition or provision of (i) their respective Certificates of Incorporation or By-Laws or similar organizational documents, or
(ii) any note, bond, mortgage, indenture, contract, agreement, lease or other instrument or agreement of any kind to which the Company or any of the Subsidiaries is now a party or by which the Company or any of the Subsidiaries or any of their respective properties or assets may be bound, except, with respect to the foregoing clause (ii), defaults or violations that would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect.

                  (b) Except as set forth in Schedule 3.14, the business and operations of the Company and the Subsidiaries have been, and are being, conducted in compliance with all Federal, state, local and foreign statutes, laws, ordinances, rules, regulations, judgments, decrees, orders, concessions, grants, franchises, permits, licenses and other governmental authorizations and approvals applicable to the Company or any of the Subsidiaries, except for failures to so comply that would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect.

                  (c) Except as set forth in Schedule 3.14, the Company manufactures and distributes and for the past three years has manufactured and has distributed its products in all material respects in accordance with all applicable rules and regulations of the United States Food and Drug Administration ("FDA") (including the "Good Manufacturing Practices" and the "Medical Device Reporting" regulations) and the Company's quality control procedures in effect at the time of manufacture. All of the products currently sold by the Company have been approved or cleared for sale by the FDA and all other applicable federal, state and, to the knowledge of the Company, foreign regulatory agencies. Except as set forth in Schedule 3.14, the Company has not received any notice from the FDA or any other federal, state or foreign regulatory agency questioning its manufacturing practices or threatening to revoke or curtail any product clearance or approval, and the Company is not aware of any intent to deliver any such notice. Schedule 3.14 contains a complete list of all products manufactured or marketed by the Company, including those which require the approval of, or premarket notification to, or listing with the FDA or any other United States federal or state or foreign governmental agency or bureau under any existing law, regulation or policy, specifying the type of approval, premarket notification or listing required and the reference number or identification of each currently effective approval, notice and registration. Except as set forth in Schedule 3.14, none of the products identified in
Schedule 3.14 has been the subject of any voluntary or involuntary recall or any governmental investigation other than routine inspections of the Company's facilities and all United States and international regulatory approvals or premarket notifications therefor are owned by and registered in the name of the Company and are in full force and effect.

                  (d) The Company and the Subsidiaries have in effect all franchises, permits, licenses, and other governmental authorizations and approvals (collectively, the "Company Permits") necessary to own, lease or operate their properties and assets and to carry on their businesses (including, without limitation, any federal, state and local laws and regulations regulating the design, manufacture and distribution of medical devices), and no proceedings are pending or, to the knowledge of the Company, threatened, to revoke, cancel, suspend or limit any Company Permit, except for revocations, cancellations, suspensions or limitations which, individually or in the aggregate, would be not reasonably likely to have a Material Adverse Effect.

            SECTION 3.15.  TAXES.  Except as set forth in Schedule 3.15:

                  (a) The Company and each Subsidiary (i) are members of an affiliated group of corporations (within the meaning of section 1504(a) of the Tax Code) of which the Company is the common parent eligible to file consolidated federal income Tax Returns. Since the taxable year ending December 31, 1993, a consolidated federal income Tax Return has been filed for the affiliated group of which the Company is the common parent. Neither the Company nor any of its Subsidiaries has liability for the Taxes of any person (other than the Company and any of its Subsidiaries) under Treasury Regulations section 1.1502-6 or similar or corresponding provision of state, local, or foreign law.

                  (b) Except such as would not be reasonably likely to have a Material Adverse Effect, the Company and each of its Subsidiaries have timely and properly paid all Taxes for which they are liable.

                  (c) All taxes required to be withheld with respect to the Company and each of its Subsidiaries or their employees, operators, or assets have been withheld and paid to the appropriate Taxing Authority in the manner required by law.

                  (d) Except such as would not be reasonably likely to have a Material Adverse Effect, the Company and each of its Subsidiaries has timely and properly filed (or joined in the filing of) all Tax Returns that they were required to file. All such Tax Returns were correct and complete in all material respects as of the date of filing and continue to the best of the knowledge of the Company or the Subsidiary, as the case may be, to be correct and complete in all material respects.

                  (e) Except such as would not be reasonably likely to have a Material Adverse Effect, any liability of the Company or any of its Subsidiaries for Taxes not yet due and payable, and any liability for Taxes which have been proposed, assessed, or asserted against them, have been provided for on the financial statements of the Company in accordance with generally accepted accounting principles.

                  (f) No extension of time has been secured with respect to the filing of any Tax Return of the Company or any of its Subsidiaries, which Tax Return has not since been filed.

                  (g) No extension of time has been secured with respect to the assessment or payment of any Tax of the Company or any of its Subsidiaries, which Tax has not since been paid.

                  (h) There are no outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns that have been given by the Company or any of its Subsidiaries.

                  (i) The federal income Tax Returns of the Company and its Subsidiaries have never been examined by the Internal Revenue Service.

                  (j) Neither the Company nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (x) change in method of accounting, (y) "closing agreement," as described in Section 7121 of the Tax Code (or any corresponding provision of state, local, or foreign income Tax law) or (z) any ruling received by the Internal Revenue Service.

                  (k) No power of attorney granted by the Company or any of its Subsidiaries with respect to any matter relating to Taxes is currently in force.

                  (l) Neither the Company nor any of its Subsidiaries is a party to or is potentially liable under any agreement providing for the allocation or sharing of, or indemnification for, any liability for Taxes.

                  (m) There is no action, suit, proceeding, investigation, audit or claim now pending against, or initiated with respect to, the Company or any of its Subsidiaries in respect of any Tax. Neither the Company nor any of its Subsidiaries has any knowledge of any such action, suit, proceeding, investigation, audit, or claim being threatened by any Tax Authority against, or with respect to, the Company or any of its Subsidiaries in respect of any Tax.

                  (n) No property of the Company or any of its Subsidiaries is "tax-exempt use property" within the meaning of section 168(h) of the Tax Code.

                  (o) Neither the Company nor any of its Subsidiaries is a party to any lease made pursuant to former Section 168(f)(8) of the Internal Revenue Code of 1954.

                  (p) Neither the Company nor its Subsidiaries has a deferred gain or loss arising from any intercompany transactions within the meaning of Treasury Regulation section 1.1502-13.

                  (q) No excess loan account within the meaning of Treasury Regulation section 1.1502-19 exists with respect to the Company or any of its Subsidiaries.

                  (r) Neither the Company nor any of its Subsidiaries has filed any agreement or consent under section 341(f) of the Tax Code.

                  (s) No ruling with respect to Taxes (other than a request for a determination of the status of a qualified pension plan) has been requested by or on behalf of the Company or any of its Subsidiaries.

                  (t) Neither the Company nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of section 897(c)(2) of the Tax Code during the applicable period specified in section 897(c)(1)(A)(ii) of the Tax Code.

                  (u) Neither the Company nor any of its Subsidiaries is a partner for U.S. federal income tax purposes in any entity treated as a partnership for U.S. federal income tax purposes.

                  (v) No closing agreement pursuant to section 7121 of the Code (or any predecessor provision) or any similar provision of any state, local or foreign law has been entered into by or on behalf of the Company or any Subsidiary.

                  (w) Except such as would not be reasonably likely to have a Material Adverse Effect, no jurisdiction where the Company or any Subsidiary has not filed a Tax Return has made a claim that the Company or such Subsidiary is required to file a Tax Return in such jurisdiction.

                  (x) All material current elections with respect to Taxes of the Company or any Subsidiary are set forth in Schedule 3.15.

                  (y) The Company and each Subsidiary have previously delivered or made available to Purchaser complete and accurate copies of each of (i) all audit reports, letter rulings and technical advice memoranda relating to United States federal, state, local or foreign Taxes due with respect to the income or business of the Company or any Subsidiary, (ii) all income Tax Returns filed with any taxing authority (or the relevant portions of any combined, consolidated, or unitary Tax Return filed in any jurisdiction of which the Company or any Subsidiary is a member, including, without limitation, information relating to the computation of taxable income) filed by or on behalf of the Company or any Subsidiary in the last six years, (iii) any closing agreement, settlement agreement or similar agreement or arrangement entered into by or on behalf of the Company or any Subsidiary with any taxing authority, and
(iv) any Tax sharing agreement, Tax indemnification agreement or similar contract or arrangement entered into by or on behalf of the Company or any Subsidiary.

                  (z) The net operating losses, capital losses, charitable contributions, foreign tax credits, general business credits and minimum tax credits for United States federal, state, foreign and all other purposes, as applicable, of each of the Company and the dates on which such net operating losses and such other tax attributes will expire are set forth in Schedule 3.15.

                  (aa) Neither the Company nor any Subsidiary has an overall foreign loss (as defined in section 904 of the Code and allocated under Treasury Regulation section 1.1502-9) as of the taxable year ending December 31, 1999. For all prior periods for which the statute of limitations has not expired, through the Closing, the Company and each Subsidiary have not and will not take any action or engage in any transaction including, without limitation, causing the Company or any Subsidiary to incur additional liabilities and/or additional expenses (other than (i) any actions or transaction made in the ordinary course of business, or (ii) any transactions contemplated by this Agreement) that would create an overall foreign loss allocable to the Company or any Subsidiary under Treasury Regulation section 1.1502-9.

                  (bb) No QEF elections (as defined in section 1295 of the Code) have been filed by or on behalf of the Company or any Subsidiary.

                  (cc) For purposes of this Agreement, "Taxes" shall mean all taxes, charges, fees, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, AD VALOREM, goods and services, capital, transfer, franchise, profits, license, withholding, payroll, employment, employer health, excise, severance, stamp, occupation, real and personal property, social security, estimated, recording, gift, value assessed, windfall profits or other taxes, customs duties, fees, assessments or charges of any kind whatsoever, whether computed on a separate, consolidated, unitary, combined or other basis, together with any interest, fines, penalties, additions to tax or other additional amounts imposed by any taxing authority (domestic or foreign). For purposes of this Agreement, "Tax Return" shall mean any return, declaration, report, estimate, information or other document (including any documents, statements or schedules attached thereto) required to be filed with any federal, state, local or foreign tax authority with respect to Taxes.

            SECTION 3.16. LABOR RELATIONS. Except as disclosed in Schedule 3.16:
(i) each of the Company and the Subsidiaries is, and has at all times been, in material compliance with all applicable laws, rules, regulations and orders respecting employment and employment practices, terms and conditions of employment, wages, hours or work and occupational safety and health, and is not engaged in any unfair labor practices as defined in the National Labor Relations Act or other applicable law; (ii) there is no strike, slowdown, stoppage, material arbitration, material grievance or other material labor dispute or lockout pending, or, to the knowledge of the Company, threatened against or affecting the Company or any of the

Subsidiaries; (iii) neither the Company nor any of its Subsidiaries is a party to or bound by any collective bargaining or similar agreement with any union or other labor organization or is engaged in any labor negotiations with any labor union; (iv) there are no proceedings pending between the Company and any of the Subsidiaries or any of their respective employees before any federal or state agency; and (v) to the knowledge of the Company, there are no activities or proceedings of any labor union to organize any non-union employees of the Company or any of the Subsidiaries.

            SECTION 3.17. TRANSACTIONS WITH AFFILIATES. Except as disclosed in
Schedule 3.17, no present or former affiliate of the Company has, or since January 1, 1998 has had, (i) any interest in any property (whether real, personal or mixed and whether tangible or intangible) used in or pertaining to any of the businesses of the Company or any of the Subsidiaries, (ii) has had material business dealings or a material financial interest in any transaction with the Company or any of the Subsidiaries (other than compensation and benefits received in the ordinary course of business as an employee or director of the Company or any of the Subsidiaries) or (iii) an equity interest or any other financial or profit interest in any Person that has had business dealings or a material financial interest in any transaction with the Company or any of the Subsidiaries.

            SECTION 3.18. BROKERS. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of the Company, except for Stephens Inc. and Gleacher & Co. ("Gleacher") whose total fees and expenses shall not exceed, in the aggregate, $2,500,000. The Company has heretofore furnished to Parent true and complete copies of all agreements and other arrangements between the Company, Stephens Inc. and Gleacher.

            SECTION 3.19. BUSINESS COMBINATION/FAIR PRICE STATUTE. The Company's Board of Directors has approved the Merger, this Agreement and the other Transaction Documents, and such approval is sufficient to render inapplicable to the Merger, this Agreement and the other Transaction Documents the limitations on business combinations contained in Section 203 of Delaware Law. No other state takeover statute or similar statute or regulation or other comparable takeover provision of the Company's Certificate of Incorporation or By-Laws applies or purports to apply to the Merger, this Agreement or the other Transaction

Documents, or any of the transactions contemplated hereby or thereby.

            SECTION 3.20. Y2K COMPLIANCE. (a) Except as set forth in Schedule 3.20(a), all items, products, software, components and systems used in and material to the operation of the business of the Company and the Subsidiaries, which incorporate the processing of dates or date-related data (including, but not limited to, representing, calculating, comparing and sequencing), including, but not limited to, computer systems, infrastructure items, software applications, hardware and related equipment and utilities, developed, in whole or part, by the Company or any of the Subsidiaries (the "Components") are subject to plans adopted by the Company to ensure that the Components set forth in Schedule 3.20(a) will be Y2K-compliant, and the Company has attached to
Schedule 3.20(a) a Y2K-compliance plan that details the Company's current plan to render such Components Y2K-compliant. Such plan details the cost to date, budget and timing of the Company's Y2K-compliance efforts and its contingency plan.

            (b) Notwithstanding the foregoing, the core business systems listed on Schedule 3.20(b) will be Y2K-compliant in all material respects as indicated on Schedule 3.20(b).

            (c) Except as set forth in Schedule 3.20(c), the Company has obtained commitments that all vendors that are material to the Company and the Subsidiaries are or will be Y2K-compliant.

            (d) For purposes of this Agreement, "Y2K-compliant" means being able to provide specific dates and calculate spans of dates, and to record, store, process and provide true and accurate dates and calculations for dates and spans of dates within the closed interval January 1, 1900 through December 31, 2037 prior to, including and following January 1, 2000.

            SECTION 3.21. OPINION OF THE FINANCIAL ADVISOR. The Company has received an opinion of Gleacher, a copy of which has been delivered contemporaneously with this Agreement to the Board of Directors of the Company and to Purchaser, as to the transactions contemplated by this Agreement.

            SECTION 3.22. BOOKS AND RECORDS. The books of account, minute books, stock record books and other records of each of the Company and the Subsidiaries, all of which have been made available to Parent, are complete and correct in all material respects and have been maintained in accordance with sound business practices, including the maintenance of adequate systems of internal controls. The minute books of the Company and the Subsidiaries contain accurate and complete records of all meetings held of, and material corporate action taken by, the stockholders, the Board of Directors and any committees of the Board of Directors of the Company and the Subsidiaries, respectively.

            SECTION 3.23. STATUS OF ASSETS. The assets currently owned and held by the Company and the Subsidiaries comprise substantially all of the assets used in or necessary for the conduct of the business of the Company.


                                   Article IV.

                    CONDUCT OF BUSINESS PENDING THE MERGER

            SECTION 4.1. CONDUCT OF BUSINESS BY THE COMPANY PENDING THE CLOSING. From the date of this Agreement to the Effective Time, except as expressly contemplated by this Agreement, the Company shall, and shall cause each of the Subsidiaries, to (i) carry on its respective businesses in the ordinary course,
(ii) use all reasonable best efforts to preserve intact its current business organizations and keep available the services of its current officers and key employees, (iii) use all reasonable best efforts to preserve its relationships with customers, suppliers, distributors and other Persons with which it has business dealings, (iv) comply in all material respects with all laws and regulations applicable to it or any of its properties, assets or business and
(v) maintain in full force and effect all the Company Permits necessary for such business. Without limiting the generality of the foregoing, without the prior consent of Parent, except as (x) expressly contemplated by this Agreement or (y) set forth in Schedule 4.1, the Company shall not, and shall cause each of the Subsidiaries not to:

                  (a) amend or propose to amend its Certificate of Incorporation or By-Laws or similar organizational documents or change the number of directors constituting its entire board of directors;

                  (b) (i)(A) declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to its capital stock, except that a wholly owned Subsidiary may declare and pay a dividend or make advances to its parent or the Company or (B) redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock or other securities;
(ii) authorize for issuance, commit to issue, issue, sell, pledge, dispose of or encumber any (A) shares of its capital stock,
(B) securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of its capital stock, or (C) of its other securities, other than Shares issued upon the exercise of Options or Warrants outstanding on the date hereof in accordance with the Option Plans or Warrant Agreements as in effect on the date hereof; or
(iii) split, combine or reclassify any of its outstanding capital stock;

                  (c) acquire or agree to acquire (A) by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof (including entities which are Subsidiaries) or (B) any assets, including real estate, except purchases in the ordinary course of business consistent with past practice in an amount not involving more than $250,000;

                  (d) authorize or make capital expenditures in the aggregate in excess of $250,000;

                  (e) except in the ordinary course of business, amend or terminate any Company Material Contract, or waive, release or assign any material rights or claims thereunder;

                  (f) transfer, lease, license, sell, mortgage, pledge, dispose of, or encumber any property or assets other than in the ordinary course of business and consistent with past practice;

                  (g) (i) enter into any employment or severance agreement with or, except in accordance with the existing policies of the Company, grant any severance or termination pay to any officer, director or key employee of the Company or any Subsidiary; or (ii) hire any new or additional key employees or officers;

                  (h) except as required to comply with applicable law, existing agreements or this Agreement, and other than in the ordinary course of business consistent with past practice, (A) adopt, enter into, terminate, amend or increase the amount or accelerate the payment or vesting of any benefit or award or amount payable under any Company Employee Benefit Plan or other arrangement for the current or future benefit or welfare of any director, officer or current or former employee, (B) increase in any manner the compensation or fringe benefits of, or pay any bonus to, any director, officer or employee, (C) pay any benefit not provided for under any Company Employee Benefit Plan, (D) grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or Company Employee Benefit Plan (including the grant of stock options, stock appreciation rights, stock based or stock related awards, performance units or restricted stock, or the removal of existing restrictions in any Company Employee Benefit Plans or agreements or awards made thereunder) or (E) take any action to fund or in any other way secure the payment of compensation or benefits under any employee plan, agreement, contract or arrangement or Company Employee Benefit Plan;

                  (i) except for actions taken from the date hereof in respect of the redemption of the Notes, (i) incur or assume any long-term debt, or except in the ordinary course of business in amounts consistent with past practice, incur or assume any short-term indebtedness, in either case except borrowings in the ordinary course of business under the Loan and Security Agreement, dated as of September 13, 1996 (as amended), between the Company and Foothill Capital Corporation (the "Credit Agreement"); (ii) incur or modify any material indebtedness or other liability; (iii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person, except in the ordinary course of business and consistent with past practice; (iv) make any loans, advances or capital contributions to, or investments in, any other Person (other than to wholly owned Subsidiaries or customary loans or advances to employees in accordance with past practice); (v) settle any claims other than in the ordinary course of business, in accordance with past practice, and without admission of liability; or (vi) enter into any material commitment or transaction other than in the ordinary course of business consistent with past practice;

                  (j) change the accounting methods used by it unless required by GAAP;

                  (k) make, change or revoke any Tax election or settle or compromise any Tax liability;

                  (l) (i) settle or compromise any claim, litigation or other legal proceeding, other than in the ordinary course of business consistent with past practice in an amount not involving more than $250,000 or (ii) pay, discharge or satisfy any other claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction of (A) any such other claims, liabilities or obligations, in the ordinary course of business and consistent with past practice, or (B) of any such other claims, liabilities or obligations reflected or reserved against in, or contemplated by, the consolidated financial statements (or the notes thereto) of the Company;

                  (m) except in the ordinary course of business consistent with past practice, waive the benefits of, or agree to modify in any manner, any confidentiality, standstill or similar agreement to which the Company or any Subsidiary is a party;

                  (n) permit any insurance policy naming the Company or any Subsidiary as a beneficiary or a loss payable payee to lapse or to be canceled or terminated by the Company without notice to Parent, except in the ordinary course of business and consistent with past practice;

                  (o) take or omit to take any action which would make any of the representations or warranties of the Company contained in this Agreement untrue and incorrect in any material respect as of the date when made if such action had then been taken or omitted, or would result in any of the conditions set forth in Article VI hereof not being satisfied; or

                  (p) enter into an agreement, contract, commitment or arrangement to do any of the foregoing, or to authorize, recommend, propose or announce an intention to do any of the foregoing.

            SECTION 4.2. NO SOLICITATION. During the period commencing on the date hereof and ending on the earlier of (i) the Effective Time or (ii) the termination of this Agreement, neither the Company nor any Subsidiary nor any affiliate thereof, or any director, officer, financial advisor (including without limitation Stephens Inc. and Gleacher) or other person acting on behalf of any of the foregoing and in accordance with the instructions of the Company (each a "Covered Person") will solicit, initiate, encourage (including by way of furnishing information), or take any other action designed to facilitate any inquiries or the making of any proposal in respect of any Other Transaction (as hereinafter defined), participate in any negotiations or discussions regarding any Other Transaction, make any public announcement with respect to any Other Transaction, or enter into any agreement with respect to any Other Transaction. In this connection, the Company will give Parent notice of any inquiry or proposal made by any third party to any Covered Person in respect of any Other Transaction promptly upon such Covered Person receiving such inquiry or proposal, and in no event later than two business days following such Covered Person's receipt thereof. As used herein, "Other Transaction" means any transaction other than the transactions contemplated hereby which involves (i) any material recapitalization, reorganization or other restructuring of the Company or any Subsidiary; (ii) the making of any substantial investment by any person in the Company or any Subsidiary; (iii) a merger or consolidation of the Company or any Subsidiary with or into a third party; or (iv) any other substantial capital raising transaction involving either a sale of assets or the issuance by the Company or any Subsidiary of debt or equity securities.

                                   Article V.

                              ADDITIONAL AGREEMENTS

            SECTION 5.1. COMPLIANCE WITH LAW. Each of the Company, Parent, Holdings and Purchaser will comply in all material respects with all applicable laws and with all applicable rules and regulations of any Governmental Entity in connection with its execution, delivery and performance of this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby.

            SECTION 5.2. NOTIFICATION OF CERTAIN MATTERS. Each party to this Agreement shall give prompt notice to the other parties hereto of (i) the occurrence or non-occurrence of any event whose occurrence or non-occurrence has caused or would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time and (ii) any failure of a party hereto, or any of its officers, directors, employees or agents, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.2 shall not limit or otherwise affect the remedies available hereunder to the parties hereto.

            SECTION 5.3. ACCESS TO INFORMATION. (a) From the date hereof to the Effective Time:

            (i) the Company shall, and shall, upon reasonable notice from Parent, Holdings or Purchaser, cause its Subsidiaries, officers, directors, employees, auditors and agents to, afford the officers, employees and authorized representatives (including its accountants, investment bankers, financial advisors and legal counsel) of Parent, Holdings and Purchaser reasonable access during normal business hours to its officers, employees, agents, properties, offices and other facilities, Company Material Contracts, Other Contracts, documents relating to Tax Returns of the Company and its Subsidiaries and to all books and records, and shall, upon reasonable notice from Parent, Holdings or Purchaser, promptly furnish or make available to Parent, Holdings and Purchaser (a) all financial, operating and other data and information (including, without limitation (but subject to professional standards), access to auditors' workpapers) as Parent, Holdings or Purchaser, through its officers, employees or authorized representatives, may reasonably request, including access to outside legal counsel of the Company or any Subsidiary in connection with the review of any claim, dispute, action, proceeding, suit, appeal, investigation or inquiry pending or threatened against the Company or any Subsidiary and (b) a copy of each report, schedule and other document filed or received by the Company or any of the Subsidiaries during such period pursuant to the requirements of applicable securities laws.

            (ii) the Company shall afford Parent and its agents reasonable access to the Real Property for purposes of conducting an environmental assessment, including, but not limited to, subsurface investigation of soil and groundwater; provided, that Parent shall provide the Company with reasonable advance notice of its intent to enter the Real Property to perform any such investigation.

            (b) Notwithstanding any of the foregoing to the contrary, all data, information, reports, schedules and other documentation provided by the Company to Parent, Holdings and Purchaser shall be subject to the restrictions on confidentiality set forth in the confidentiality agreement between the Company and Parent, dated August 2, 1999.

            SECTION 5.4. PUBLIC ANNOUNCEMENTS. The initial press release or releases with respect to the transactions contemplated by this Agreement shall be in the form agreed to by Parent and the Company. Thereafter, so long as this Agreement is in effect, Parent and the Company and their respective subsidiaries and affiliates shall consult with each other before issuing any press release or otherwise making any public statements with respect to the Merger, this Agreement or the other transactions contemplated hereby and shall not issue, or permit their affiliates to issue, any such press release or make any such public statement before such consultation, except as may be required by law.

            SECTION 5.5.  REASONABLE BEST EFFORTS; COOPERATION .

                  (a) Upon the terms and subject to the conditions hereof, each of the parties hereto shall use all reasonable best efforts to obtain in a timely manner all necessary waivers, consents and approvals and to effect all necessary registrations and filings, and to use all reasonable best efforts to take, or cause to be taken, all other actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, including, without limitation, (i) cooperating in responding to inquiries from, and making presentations to, regulatory authorities, (ii) defending against and responding to any action, suit, proceeding, or investigation, whether judicial or administrative, challenging or relating to this Agreement, the other Transaction Documents or the transactions contemplated hereby or thereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, (iii) effecting promptly and prosecuting diligently (including responding to all reasonable requests for supplemental information) all approvals, filings and/or notices required under any applicable insurance laws for the consummation of the transactions contemplated by this Agreement and (iv) fulfilling or causing the fulfillment of the conditions to Closing set forth in Article VI. Notwithstanding anything herein to the contrary, in connection with any filing or submission or other action required to be made or taken by any party to effect the Merger and all other transactions contemplated hereby, the Company shall not, without the prior written consent of Parent, commit to any divestiture transaction, and Parent shall not be required to divest or hold separate or otherwise take or commence to take any action that, in the reasonable discretion of Parent, limits its freedom of action with respect to, or its ability to retain, the Company or any of the Company's affiliates or any material portion of the Company's assets. Parent and its affiliates agree to use reasonable efforts to ensure that Parent's proposed transaction with Cremascoli Ortho Group shall not impede or unnecessarily delay the transactions contemplated hereby.

                  (b) Notwithstanding that it is not a condition precedent to the obligations of Parent, Holdings or Purchaser that Parent, Holdings, Purchaser or the Company obtain financing of any kind or nature, the Company will assist Parent, Holdings and Purchaser in connection with: (i) the Surviving Corporation obtaining a new credit facility with a (A) term loan facility of at least $60,000,000 (the "Term Loan Facility") and (B) revolving credit facility of at least $5,000,000, on terms reasonably acceptable to Parent (the "New Credit Facility"); and (ii) the repayment concurrent with Closing of all amounts due under the Credit Agreement, including, without limitation, providing officers' certificates and such other documentation reasonably requested by the lenders pursuant to (i) and (ii) above.

            SECTION 5.6. REDEMPTION OF NOTES. The Company shall, on or prior to Closing, give notice to all holders of Notes, in accordance with Sections 3.01-3.07 of the Indenture dated as of August 7, 1997, between the Company and State Street Bank and Trust Company, as Trustee (the "Indenture"), of the Company's intention to redeem all outstanding Notes at a redemption price equal to 100% of the aggregate principal amount of such Notes plus accrued but unpaid interest thereon.

            SECTION 5.7. STATE TAKEOVER LAWS. If any state takeover statute or other similar statute or regulation becomes or is deemed to become applicable to the Merger, this Agreement or any of the transactions contemplated by this Agreement, the Company shall promptly take all action necessary to render such statute or regulation inapplicable to all of the foregoing.

            SECTION 5.8.  CERTAIN EMPLOYEE MATTERS.

                  The Company shall, at or prior to the Effective Time, terminate all Company Employee Benefit Plans providing for the granting of options or any securities of the Company to any employee, director or consultant of the Company or any of its Subsidiaries. As soon as administratively feasible following the Effective Time, the Company shall apply to the IRS for a determination that the termination of the Company's Employee Retirement Stock Plan does not adversely affect its qualification under Section 401(a) of the Code.

            SECTION 5.9. TITLE COMMITMENTS. The Company shall, promptly (and in no event more than five (5) days) after the date hereof, order from a title company reasonably acceptable to Purchaser and Parent (the "TITLE COMPANY") a title insurance commitment or commitments with respect to (a) all of the Owned Real Property and (b) all of the Leased Real Property. The Company shall use its reasonable efforts to cause the Title Company to issue such title commitments as promptly as feasible and, immediately upon receipt thereof, shall deliver the same to Purchaser and Parent and, at Parent's request, to the surveyor or engineer, if any, that has been engaged by Purchaser and Parent to prepare surveys of the Real Property. Such Title commitment shall not disclose any matters relating to the Owned Real Property or Leased Real Property which make any of the representations or warranties contained herein inaccurate in any material respect. To the extent Purchaser and Parent reasonably object to any matter(s) reflected therein (in addition to any matter that would make any representation made by the Company inaccurate) or requests additional information with respect thereto, the Company shall use its reasonable efforts to cause the Title Company to modify and/or supplement the commitments accordingly. The Company shall, and shall cause any Subsidiary to, reasonably cooperate with Purchaser and Parent in the event that Purchaser or Parent elects to purchase title insurance and/or order surveys with respect to any or all of the Owned Real Property and Leased Real Property.

            SECTION 5.10. NON-IMPUTATION ENDORSEMENTS AND ESTOPPEL CERTIFICATES. The Company shall, at the Company's expense, arrange at or prior to Closing for the issuance of a non-imputation endorsement or similar title insurance coverage in favor of Parent, Holdings and Purchaser with respect to each title insurance policy with respect to any of the Owned Real Property or Leased Real Property. The Company shall undertake such efforts, including the execution of any affidavits or other documents, as reasonably required by each such title company, in order to induce each such title company to issue such endorsements or similar coverage. The Company shall, at the Company's expense, arrange at or prior to Closing for the delivery of estoppel certificates for the benefit of the Title Company and Purchaser, substantially in the form attached hereto as EXHIBIT D, for all of those Company Leases which related to Leased Real Property in the State of Tennessee.

            SECTION 5.11.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

                  (a) It is understood and agreed that, subject to the limitations on indemnification contained in Delaware Law, the Company shall, to the fullest extent permitted under applicable law and regardless of whether the Merger becomes effective, indemnify and hold harmless, and after the Effective Time, the Surviving Corporation shall, to the fullest extent permitted under applicable law, indemnify and hold harmless, each director, officer, employee, fiduciary and agent of the Company or any Subsidiary and their respective heirs, estates, subsidiaries and affiliates including, without limitation, officers and directors serving as such on the date hereof (collectively, the "Indemnified Parties") against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation arising out of or pertaining to (A) acts or omissions occurring prior to the Effective Time (regardless of when a claim in respect thereof is asserted) that are based, in whole or in part, on the fact that such person is or was a director, officer, employee, fiduciary or agent of the Company or any Subsidiary or any third party or benefit plan at the request of the Company and (B) any of the transactions contemplated hereby, and in the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) the Company or, after the Effective Time, the Surviving Corporation, as applicable, shall pay the reasonable fees and expenses of counsel selected by the Indemnified Parties, which counsel shall be reasonably satisfactory to the Company or the Surviving Corporation, as applicable, promptly as statements therefor are received, and
(ii) the Company and the Surviving Corporation will cooperate in the defense of any such matter; PROVIDED, HOWEVER, that neither the Company nor the Surviving Corporation shall be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld or delayed); and PROVIDED FURTHER, that neither the Company nor the Surviving Corporation shall be obliged pursuant to this Section 5.11 to pay the fees and disbursements of more than one counsel for all Indemnified Parties in any single action except to the extent that, in the opinion of counsel for the Indemnified Parties, two or more of such Indemnified Parties have conflicting interests in the outcome of such action. For six years after the Effective Time, the Surviving Corporation shall be required to maintain or obtain officers' and directors' liability insurance (which may be part of Parent's insurance policy or may be "tail" coverage with respect to the Company's existing officers' and directors' liability insurance coverage) covering the Indemnified Parties who are currently covered by the Company's officers and directors liability insurance policy on terms not less favorable than those in effect on the date hereof in terms of coverage and amounts; PROVIDED, HOWEVER, that if the aggregate annual premiums for such insurance at any time during such period exceed 200% of the per annum rate of premium paid by the Company for such insurance as of the date of this Agreement, then the Surviving Corporation shall provide the maximum coverage that will then be available at an annual premium equal to 200% of such per annum rate as of the date of this Agreement. The rights to indemnification under this
Section 5.11 shall not impair or limit the rights to indemnification currently provided by the Certificate of Incorporation and By-Laws of the Company, which shall continue in full force and effect for a period of not less than six years following the Effective Time. This Section 5.11 shall survive the consummation of the Merger. Notwithstanding anything in this Section 5.11 to the contrary, neither the Company nor the Surviving Corporation shall have any obligation under this Section 5.11 to indemnify any Indemnified Party against any cost, expense, judgment, fine, loss, claim, damage, liability or settlement amount, the indemnification for which is prohibited under Delaware Law. This covenant shall survive any termination of this Agreement pursuant to Section 7.1 hereof. Notwithstanding Section 8.7 hereof, this Section 5.11 is intended to be for the benefit of and to grant third-party rights to Indemnified Parties whether or not parties to this Agreement, and each of the Indemnified Parties shall be entitled to enforce the covenants contained herein.

                  (b) If the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then and in each such case, proper provision shall be made so that the successors and assigns of the Surviving Corporation assume the obligations set forth in this Section 5.11.

            SECTION 5.12. ADDITIONAL COVENANT OF PARENT, HOLDINGS AND PURCHASER. Notwithstanding anything in this Agreement but subject to Section 6.2, Parent, Holdings and Purchaser shall, or shall cause the Surviving Corporation, as applicable to (a) make the payments contemplated by Section 1.6, 1.7, 1.8, 1.9 and 5.13 of this Agreement on (or, in the case of Sections 1.7 and 1.9, on or as soon as practicable following) the Closing Date, (b) repay all outstanding loan balances and accrued and unpaid interest under the Credit Agreement on and as of the Closing Date, and pay any and all prepayment penalties payable in connection therewith, and (c) redeem all outstanding Notes on the date fixed for the redemption thereof pursuant to the notice contemplated by Section 5.6 of this Agreement.

            SECTION 5.13. MANAGEMENT OPTIONS. (a) The executive officers of the Company identified in Schedule 5.13(a) shall at the Effective Time, subject to such allocations as shall be agreed among CalPERS, Princes Gate and such individuals prior to the Effective Time (i) be granted options, the material terms of which are set forth in Exhibit E, to acquire up to in the aggregate,
(x) 160,000 shares of New Series A Preferred and (y) 9 shares of New Company Common Stock (the "Series A Options"), (ii) receive $293,333 aggregate principal amount of Subordinated Notes and (iii) be granted, in the aggregate, New Warrants to purchase 40,000 shares of New Company Common Stock. Holdings shall reserve for issuance such number of shares of New Series A Preferred and New Company Common Stock issuable upon exercise of such Series A Options (and the subsequent conversion of New Series A Preferred into New Company Common Stock) and New Warrants. Upon (i) receipt of notice from the holder of such Series A Option (in accordance with the notice requirements set forth in the Series A Option) of its intent to exercise such Series A Option in full and (ii) payment of amounts due in respect of such exercise (in accordance with the exercise procedures set forth in the Series A Option), Holdings shall issue to such holder such number of shares of New Series A Preferred and New Company Common Stock into which such Series A Options are exercisable.

                  (a)(b) In addition to the Series A Options, Subordinated Notes and New Warrants issuable pursuant to Section 5.13(a), the executive officers of the Company identified in Schedule 5.13(a) shall at the Effective Time receive in the aggregate $800,000, such amount to be allocated as set forth in Schedule 5.13(b).
                  (c) It is understood and agreed that the receipt by the executive officers of the Company identified in Schedule 5.13(a) of the Series A Options, Subordinated Notes, New Warrants and cash referred to in Sections 5.13(a) and (b), respectively, shall be in lieu of (and in full satisfaction of) any and all payments to which such executive officers may have been entitled pursuant to that certain letter agreement, dated as of March 4, 1999, between the Company and Thomas M. Patton or any other agreement, written or oral, among any of such executive officers and the Company.

            SECTION 5.14. ISSUANCE TO PARENT AND CO-INVESTORS. (a) At the Effective Time, and subject to the provisions of Article VI: (a) Parent and certain of its affiliates shall be issued (i) 8,330,000 shares of New Series A Preferred, (ii) 4,970,000 shares of New Series B Preferred, (iii) 786 shares of New Company Common Stock, (iv) $24,386,141 aggregate principal amount of Subordinated Notes and (v) New Warrants to purchase 475,000 shares of New Company Common Stock; and (b) Vertical Fund Associates, L.P. shall be issued (i) 700,000 shares of New Series A Preferred, (ii) 38 shares of New Company Common Stock, (iii) $1,283,481 aggregate principal amount of Subordinated Notes and

(iv) New Warrants to purchase 25,000 shares of New Company Common Stock.

            (b) It is hereby agreed that all of the cash proceeds totaling $24,386,141 received by Holdings from Parent and certain of its affiliates in consideration for the issuance of the Subordinated Notes to Parent and such affiliates shall be allocated by Holdings as follows: (i) at Closing, approximately $14,000,000 of such amount shall be used to repay all outstanding amounts, including principal and interest, due under the Company's existing Loan and Security Agreement with Foothill Capital Corporation and any amendments thereto and (ii) following Closing, the balance of such amount shall be used to repay a portion of the Notes issued under the Indenture.

                                   Article VI.

                              CONDITIONS OF MERGER

            SECTION 6.1. CONDITIONS TO EACH PARTY'S OBLIGATIONS TO EFFECT THE MERGER. The respective obligations of each party to effect the Merger shall be subject to the satisfaction or waiver on or prior to the Effective Time of the following conditions:

                  (a) No Legal Requirements shall have been promulgated, enacted, entered or enforced, and no other action shall have been taken, by any court or Governmental Entity that has the effect of making illegal or directly or indirectly restraining, prohibiting or restricting the consummation of the Merger;

                  (b) Any waiting period applicable to the Merger under the HSR Act shall have expired or have been terminated and all approvals of and consents to the Merger required under applicable foreign antitrust or competition laws shall have been obtained and be in full force and effect; and

                  (c) (i) all consents, authorizations, orders and approvals of (or filings or registrations with) any Governmental Entity required in connection with the execution, delivery and performance of this Agreement shall have been obtained or made (as the case may be), except for filings in connection with the Merger and any other documents required to be filed after the Effective Time and (ii) such consents, authorizations, orders and approvals shall be subject to no material conditions.

            SECTION 6.2. CONDITIONS TO OBLIGATIONS OF PARENT, HOLDINGS AND PURCHASER. The obligations of Parent, Holdings and

Purchaser to effect the Merger shall be further subject to the satisfaction or waiver on or prior to the Effective Time of the additional conditions set forth in paragraphs (a) through (s) below. It is understood and agreed that the following shall be excluded from any determination as to whether (i) any representation or warranty of the Company is true or correct as of the Effective Time for purposes of Section 6.2(a) and (ii) an event, change or effect having or that would be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the Company has occurred for purposes of Section 6.2(c): (A) changes (and the effects of changes) that are generally applicable to the medical products industry, (B) defaults under the Credit Agreement or with respect to the Notes and (C) any event, change, condition or effect resulting from or attributable to the transactions contemplated by this Agreement or the announcement or disclosure thereof.

                  (a) The representations and warranties of the Company set forth in this Agreement that are qualified by reference to materiality or a Material Adverse Effect shall be true and correct, and any such representations and warranties that are not so qualified shall be true and correct in all material respects (other than with respect to Section 3.15(z)), in each case as if such representations and warranties were made at the Effective Time (except to the extent that any such representation or warranty had by its terms been made as of a specific date in which case such representation or warranty shall have been true and correct as of such specific date);

                  (b) The Company shall have performed in all material respects all obligations and complied in all material respects with all agreements and covenants of the Company to be performed or complied with by it under this Agreement at or prior to the Effective Time;

                  (c) Since the date of this Agreement, there shall not have occurred any event, change or effect having, or that would be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the Company;

                  (d) The Company shall have obtained the consents and approvals of the Merger and the other transactions contemplated by this Agreement as set forth on Schedule 6.2(d);

                  (e) Parent shall have received a certificate signed by an executive officer of the Company to the effect of Sections 6.2(a) and (b);

                  (f) Parent shall have received from Weil, Gotshal & Manges, LLP, legal counsel to the Company, an opinion, dated the Closing Date, substantially in the form of Exhibit F hereto;

                  (g) Holdings, Parent and the other parties thereto shall have executed the Registration Rights Agreement, substantially in the form of Exhibit G hereto;

                  (h) Holdings, Parent and the other parties thereto shall have executed the Stockholders Agreement, substantially in the form of Exhibit H hereto;

                  (i) The Company's Board of Directors and Holdings' Board of Directors shall, effective as of the Closing Date, be comprised of James
T. Treace, Thomas M. Patton, Richard B. Emmitt, James E. Thomas and Elizabeth
H. Weatherman;

                  (j) The employment agreement between the Company and Thomas M. Patton, in the form previously approved by Parent, shall be in full force and effect;

                  (k) All agreements identified on Schedule 6.2(k) shall have been terminated by all parties thereto.

                  (l) The Company shall have caused the Warrant Agreements to which Kidd Kamm, CalPERS and Princes Gate are parties to be terminated and all outstanding Warrants and Other Rights thereunder shall have been canceled as provided in Section 1.9 hereof, and Parent shall have received evidence, reasonably acceptable to it, to such effect;

                  (m) No restraining order, injunction or other order or decree restraining, enjoining or otherwise preventing the consummation of the Merger or the transactions contemplated by this Agreement shall have been issued, promulgated, declared or otherwise imposed;

                  (n) Parent shall have received executed counterparts of the Releases, substantially in the form of Exhibit I hereto, from each of Kidd Kamm, CalPERS and Princes Gate;

                  (o) The Company shall cause the Purchaser to have received current surveys of all of the Owned Real Property and Leased Real Property prepared by a surveyor or engineer licensed in the state in which the Owned Real Property or Leased Real Property, as applicable, is located (each such survey shall be prepared in accordance with the Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys adopted by the

American Land Title Association and the American Congress on Surveying & Mapping in 1997, certified to the Purchaser's title insurance company (if any), the Purchaser, any mortgagee of the Purchaser and such other parties as the Purchaser may designate), which surveys do not disclose any matters relating to the Company's (or the applicable Subsidiary's) title to the subject real property which make any of the representations or warranties contained herein inaccurate in any material respect; and

                  (p) The Company shall have caused the Purchaser to receive title insurance policies reasonably acceptable in form and amount to Purchaser from the Title Company; and

                  (q) CalPERS, Princes Gate and those executive officers of the Company listed on Schedule 5.13(a) shall each have executed and delivered a counterpart of the Escrow Agreement, substantially in the form of Exhibit J hereto, in respect of the dispute between the Company and Gary K. Michelson (the "Escrow Agreement").

            SECTION 6.3. CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligations of the Company to effect the Merger shall be subject to the satisfaction or waiver on or prior to the Effective Time of the following additional conditions:

                  (a) the representations and warranties of Parent, Holdings and Purchaser in this Agreement shall be true and correct in all material respects on and as of the Effective Time as if made on and as of such date;

                  (b) Parent, Holdings and Purchaser shall have performed in all material respects all obligations and complied in all material respects with all agreements and covenants of Parent, Holdings and Purchaser to be performed or complied with by them under this Agreement at or prior to the Effective Time;

                  (c) the Company shall have received a certificate signed by an executive officer of each of Parent, Holdings and Purchaser to the effect of Sections 6.3(a) and (b);

                  (d) Holdings, Parent and the other parties thereto shall have executed the Stockholders Agreement, substantially in the form of Exhibit H hereto;

                  (e) The Company's Board of Directors and Holdings' Board of Directors shall, effective as of the Closing Date, be comprised of James
T. Treace, Thomas M. Patton, Richard B. Emmitt, James E. Thomas and Elizabeth
H. Weatherman;

                  (f) The employment agreement between the Company and Thomas M. Patton, in the form previously approved by Parent, shall be in full force and effect;
                  (g) No suit, action or other proceedings shall have been instituted to restrain, enjoin or otherwise prevent the consummation of the Merger or the transactions contemplated by this Agreement; and

                  (h) The Company shall have received from Willkie Farr & Gallagher, legal counsel to Parent and Purchaser, an opinion, dated the Closing Date, substantially in the form of Exhibit K hereto.

                                  Article VII.

                        TERMINATION, AMENDMENT AND WAIVER

            SECTION 7.1. TERMINATION. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (except as otherwise set forth in (e) below):

                  (a) By the mutual written consent of Parent, Holdings, Purchaser and the Company;

                  (b) By Parent, Purchaser, Holdings or the Company if (i) any Governmental Entity shall have issued an order, decree or ruling or taken any other action (which order, decree or ruling or other action each party hereto shall use its reasonable best efforts to have vacated or reversed), in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable; or (ii) the Effective Time shall not have occurred on or before December 31, 1999 (the "Termination Date"); provided, however, that (A) the Termination Date shall be extended to no later than January 31, 2000 in the event that the sole reason for the nonoccurrence of the Effective Time on or before December 31, 1999 is due to the nonfulfillment of any part of Section 6.1(b) and the fulfillment of such part of Section 6.1(b) is being pursued diligently and (B) the right to terminate this Agreement under
Section 7.1(b)(ii) shall not be available to any party whose failure to fulfill materially any covenant or obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date;

                  (c) By Parent, Holdings or Purchaser, if the Company shall have breached in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement which breach or failure to perform is incapable of being cured or has not been cured within twenty business days following written notice thereof to the Company from Parent;

                  (d) by the Company, if Parent, Holdings or Purchaser shall have breached in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement which breach or failure to perform is incapable of being cured or has not been cured within twenty business days following written notice thereof to Parent from the Company; or

                  (e) by Parent, Holdings or Purchaser on or before December 15, 1999, if Parent, Holdings or Purchaser shall have received a final report from an appropriately insured, nationally recognized environmental consultant of its own choice containing findings and conclusions that, in Parent's reasonable discretion, identify any past or present act(s), omission(s) or condition(s) with respect to the Real Property located in Arlington, Tennessee, which would be reasonably likely to result in liability under Environmental Law in excess of $250,000.

            SECTION 7.2.  EFFECT OF TERMINATION.

            In the event of termination of this Agreement by either the Company or Parent, Holdings or Purchaser as provided in Section 7.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Holdings, Purchaser or the Company, other than the provisions of this Article VII and except that nothing herein shall relieve any party for breach of any of its representations, warranties, covenants or agreements set forth in this Agreement occurring prior to such termination.

                                  Article VIII.

                               GENERAL PROVISIONS

            SECTION 8.1. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. The representations, warranties and agreements in this Agreement shall not survive the Effective Time except for Article I, Section 5.9, Section 5.11,
Section 5.12, Section 5.13,
as provided in Section 7.2 or as otherwise provided in this Agreement.

            SECTION 8.2. NOTICES. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made (i) as of the date delivered or sent by facsimile if delivered personally or by facsimile, and (ii) on the third business day after deposit in the U.S. mail, if mailed by registered or certified mail (postage prepaid, return receipt requested), in each case to the parties at the following addresses (or at such other address for a party as shall be specified by like notice, except that notices of changes of address shall be effective upon receipt):

                  (a)   if to Parent, Holdings or Purchaser:

                        Warburg, Pincus Equity Partners, L.P. 466 Lexington Avenue New York, NY 10017 Attention: Elizabeth H. Weatherman Telecopier: (212) 878-9361

                        With a copy to:

                        Willkie Farr & Gallagher
                        787 Seventh Avenue
                        New York, New York  10019
                        Attention:  Steven J. Gartner, Esq.
                        Telecopier:  (212) 728-8111

                  (b)   if to the Company:

                        Wright Medical Technology, Inc.
                        5677 Airline Road
                        Arlington, Tennessee 38002
                        Attention:  Thomas Patton
                        Telecopier:  (901) 867-4320

                        With a copy to:

                        Weil, Gotshal & Manges, LLP
                        767 Fifth Avenue
                        New York, NY 10153
                        Attention:  David E. Zeltner, Esq.
                        Telecopier:  (212) 310-8007

            SECTION 8.3. EXPENSES. (a) If the Closing occurs, all fees, costs and expenses of the Company, Parent, Holdings and Purchaser incurred in connection with this Agreement and the transactions contemplated hereby, including the reasonable fees and expenses of counsel to Parent, Holdings and Purchaser, shall be paid by the Surviving Company. Except as set forth in
Section 8.3(b), each party will pay its own fees, costs and expenses in the event this Agreement is terminated pursuant to Article VII.

            (b) If the Company fails to comply with Section 4.2 of this Agreement, and this Agreement is terminated by either party as a result of or in connection with such non-compliance by the Company with Section 4.2, the Company shall pay all documented fees, costs and expenses of Parent, Holdings and Purchaser, including without limitation reasonable fees of legal counsel to Parent, Holdings and Purchaser, incurred in connection with this Agreement and the transactions contemplated hereby subject to a maximum amount of $2,500,000.

            SECTION 8.4. CERTAIN DEFINITIONS. For purposes of this Agreement, the term:

                  (a) "affiliate" of a Person means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned Person;

                  (b) "control" (including the terms "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise; and

                  (c) "Person" means an individual, corporation, partnership, association, joint venture, limited liability company, trust or any unincorporated organization.

            SECTION 8.5. HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

            SECTION 8.6. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the maximum extent possible.

            SECTION 8.7. ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES. This Agreement and the other Transaction Documents constitute the entire agreement and supersede any and all other prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein, this Agreement is not intended to confer upon any other Person any rights or remedies hereunder.

            SECTION 8.8. ASSIGNMENT. This Agreement shall not be assigned by operation of law or otherwise, except that Parent, Holdings and Purchaser may assign all or any of their rights hereunder to any affiliate of Parent provided that no such assignment shall relieve the assigning party of its obligations hereunder.

            SECTION 8.9. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed entirely within that State.

            SECTION 8.10. AMENDMENT. This Agreement may not be amended, modified or supplemented except by an instrument in writing signed by the parties hereto.

            SECTION 8.11. WAIVER. At any time before the Effective Time, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties of the other parties hereto contained herein or in any document delivered pursuant hereto and (c) waive compliance by the other parties hereto with any of their agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only as against such party and only if set forth in an instrument in writing signed by such party. The failure of any party hereto to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

            SECTION 8.12. COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which shall constitute one and the same agreement.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                    WRIGHT MEDICAL TECHNOLOGY, INC.



                                    By: /s/ Thomas M. Patton
                                       --------------------------------------
                                        Name: Thomas M. Patton
                                        Title: Pres. & CEO



                                    WARBURG, PINCUS EQUITY PARTNERS, L.P.

                                    By: Warburg, Pincus & Co., its
                                    General Partner



                                    By: /s/ Elizabeth H. Weatherman
                                        -------------------------------------
                                        Name: Elizabeth H. Weatherman
                                        Title:Partner



                                    WRIGHT ACQUISITION HOLDINGS, INC.



                                    By: /s/ Elizabeth H. Weatherman
                                       --------------------------------------
                                        Name:   Elizabeth H. Weatherman
                                        Title:  President



                                    WRIGHT ACQUISITION CORP., INC.



                                    By: /s/ Elizabeth H. Weatherman
                                       --------------------------------------
                                        Name:  Elizabeth H. Weatherman
                                        Title: President